Exhibit 2.29

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 13, 2021 by and among (i) Double Brow, LLC, a Colorado limited liability company (“Buyer”), (ii) Medicine Man Technologies, Inc., a Nevada corporation (“Parent”), (iii) Smoking Gun, LLC, a Colorado limited liability company (“Seller”); (iv) Smoking Gun Land Company, LLC, a Colorado limited liability company (“SG Land” and together with Seller, each a “Seller Party” and collectively, “Seller Parties”) and (v) Deborah Dunafon, Ralph Riggs, George Miller, Lindsey Mintz, Terry Grossman and Annette Gilman (each a “Member” and together, the “Members”). Buyer, Parent, Seller Parties and the Members are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth on Exhibit A attached hereto.

1.                   Purchased Assets.

A.                 On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell, assign, transfer, convey and deliver to Buyer, and Buyer will purchase, acquire and accept from Seller, all of the tangible and intangible assets of Seller used or held for use in the Business, and SG Land will sell, assign, transfer convey and deliver to Buyer, and Buyer will purchase, acquire and accept from SG Land, all of the tangible and intangible assets of SG Land related to the Leased Real Property (other than the Excluded Assets of Seller and SG Land) including, in each case, the assets of Seller and SG Land set forth on Schedule 1(A)(i) (collectively, the “Purchased Assets”), free and clear of all Encumbrances. The Purchased Assets will not include any assets set forth on Schedule 1(A)(ii) (the “Excluded Assets”).

B.                  The Parties agree that, at the request of Buyer, any of the Purchased Assets that can be transmitted to Buyer electronically will be so delivered to Buyer promptly following the Closing in a secure format and manner mutually agreeable to the Parties and will not be delivered to Buyer on any tangible medium. After Closing, Seller Parties will not directly or indirectly use any copies of such Purchased Assets under its custody or control except for (a) the purpose of verifying delivery of or re- delivering such Purchased Assets to Buyer or (b) complying with an express provision of this Agreement or any Related Agreement. Upon the written request of Buyer following the Closing, Seller Parties will return or destroy any such copies of the Purchased Assets using commercially reasonable means but, in any event, will not thereafter directly or indirectly permit or perform any recovery or restoration thereof, whether through forensics, archives, undeletion, or otherwise.

2.                   Assumed Liabilities; Excluded Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer will assume the Liabilities of Seller Parties specifically identified on Schedule 2 (collectively, the “Assumed Liabilities”). Except for the Assumed Liabilities, Buyer will not assume, and Seller Parties will pay, defend, discharge and perform, as and when due, and otherwise retain and remain solely responsible for, all Liabilities that are not expressly included in the Assumed Liabilities (collectively, the “Excluded Liabilities”), including: (a) any Liability of Seller Parties (including any Indebtedness of Seller Parties); (b) any Liability of any successor or Affiliate of Seller Parties; (c) any Liability of any Person, directly or indirectly related to, accruing or arising out of, caused by or resulting from the operation or conduct of the Business or the ownership of the Purchased Assets prior to the Closing, whether or not recorded on the books and records of any Person (including any accounts payable to third parties that remain outstanding as of the Closing); (d) any Liability arising under or in any way related to the Employee Benefit Plans; (e) any Liability that would become a Liability of Buyer as a matter of Law in connection with this Agreement, any agreement executed or delivered in connection herewith, or the transactions contemplated hereby or thereby; (f) without limiting the generality of any of the foregoing, any Liability in respect of Taxes of Seller Parties (or any successor or Affiliate), or any Liability in respect of any Taxes arising from or relating to the Business or the Purchased Assets or ownership or operation thereof for or accruing or arising at any time in respect of any period (or portion thereof) ending on or prior to the Closing; or (g) any Liability directly or indirectly related to, accruing or arising out of, caused by or resulting from the operation or ownership of the Excluded Assets. Without limiting the generality of the foregoing, it is expressly understood and agreed that unless a Liability is expressly within the definition of Assumed Liabilities under this Section 2, neither Buyer nor any of its Affiliates will assume, nor will any of them be liable for, such Liability.

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3.                   Purchase Price. In consideration of the sale, conveyance, transfer and delivery of the Purchased Assets, and subject to the terms and conditions herein and in reliance on the representations and warranties herein contained, Buyer agrees to pay the aggregate purchase price of up to $4,000,000 (the “Closing Cash Consideration”), plus the Closing Stock Consideration (as defined below), plus the Earn Out Payments (as defined below), for the Purchased Assets, subject to the remainder of this Section 3, Section 4 and Section 5 (collectively, the “Purchase Price”).

4.                   Payment of Purchase Price. Subject to the satisfaction or waiver of all of the conditions set forth in Section 10 and Section 11, at the Closing, the Purchase Price shall be paid as follows:

A.                 No later than five (5) Business Days after the date hereof, Parent will pay or cause to be paid $50,000.00 (the “Earnest Money Payment Amount”), and associated fees, to the Escrow Agent by wire transfer of immediately available funds to a bank account designated by the Escrow Agent to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement;

B.                 At the Closing, Buyer and Seller, in accordance with the terms of the Escrow Agreement, will jointly instruct the Escrow Agent to release the Earnest Money Payment Amount to Seller by wire transfer of immediately available funds to a bank account or accounts of Seller Parties designated by Seller at least three (3) Business Days prior to such date;

C.                 At the Closing, Buyer will pay, or cause to be paid, to Seller Parties, by wire transfer of immediately available funds to an account of each applicable Seller Party designated by Seller Parties in writing prior to the Closing Date, an amount equal to (collectively, the “Closing Cash Payment”) (i) the Closing Cash Consideration less (ii) the aggregate amount of the Indebtedness identified in the Payoff Letters (the “Closing Date Repaid Indebtedness”), less (iii) the aggregate amount of the Seller Transaction Expenses identified in the Seller Transaction Expenses Invoices (the “Closing Date Seller Transaction Expenses”) less (iv) the Earnest Money Payment Amount less (v) the Holdback Escrow Amount (vi) less the Negative Inventory Adjustment (if any) (vii) plus the Positive Inventory Adjustment (if any);

D.                  At the Closing, Buyer shall pay, or cause to be paid, the Closing Date Repaid Indebtedness in accordance with (and in the amounts specified in) the respective Payoff Letters;

E.                  At the Closing, Buyer shall pay, or cause to be paid, the Closing Date Seller Transaction Expenses in accordance with (and in the amounts specified in) the respective Seller Transaction Expenses Invoices;

F.                   At the Closing, Buyer shall pay, or cause to be paid, the Holdback Escrow Amount to the Holdback Escrow Agent by wire transfer of immediately available funds to an account designated by the Holdback Escrow Agent; and

G.                  At the Closing, Parent will issue to Seller 100,000 shares of Parent Common Stock (the “Closing Stock Consideration”).

H.                  Earn-out Payments.

(i)                  Time Periods. As additional consideration for the Purchased Assets, during the term of the Ground Lease Sublease Agreement (the “Earn-out Period”) (as may be extended, expire or earlier terminated in accordance with the terms of the Ground Lease Sublease Agreement), Buyer shall pay to SG Land with respect to each calendar year (each, a “Calculation Period”) an amount, if any (each, an “Earn-out Payment”), equal to four percent (4%) of Gross Sales in excess of $4,500,000.00 (as adjusted, the “Breakpoint”). Within one hundred twenty (120) days after the end of each calendar year, Buyer shall submit to SG Land a statement showing the Gross Sales during the preceding year, together with any payment of Percentage Rent due for such year. The Breakpoint shall be prorated for any partial year.

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(ii)                Audit. Buyer agrees to keep records of Gross Sales for at least three years after the expiration of the respective calendar (including after the end of the Earn-out Period); such records will be kept in accordance with GAAP and Parent and Buyer’s record retention policies, as applicable. No more than once every two (2) years, SG Land and/or its agents may at reasonable times, and upon thirty (30) days’ prior notice to Buyer, inspect and audit such records at the Premises or such other location as Buyer may maintain such records. If an audit or examination by SG Land, or its representative, discloses that Buyer has failed to report all Gross Sales accurately, and that the total amount of the Gross Sales is not within ninety-five percent (95%) of the Gross Sales previously reported by Buyer for any period examined, Buyer will reimburse SG Land up to $3,000.00 for all reasonable documented expenses incurred by SG Land in performing the examination, in addition to all additional Percentage Rent found to be owed by Buyer under this Section. If such an audit or examination by SG Land, or its representative, discloses that the total amount of the Gross Sales is within ninety-five (95%) of, or exceeds, the Gross Sales previously reported by Buyer for any period examined, SG Land will remain responsible for such expenses incurred by SG Land in conducting such audit and shall refund excess Percentage Rent found to be paid by Buyer under this Section.

(iii)              Independence of Earn-out Payments. Buyer’s obligation to pay each of the Earn-out Payments to SG Land during the Earn-out Period, subject to the conditions set forth in Section 4.H.1, is an independent, per-annum obligation of Buyer and is not otherwise conditioned or contingent upon the satisfaction of any conditions precedent to any preceding or subsequent Earn-out Payment and the obligation to pay an Earn-out Payment to SG Land shall not obligate Buyer to pay any preceding or subsequent Earn-out Payment. For the avoidance of doubt and by way of example, if the conditions precedent to the payment of the Earn-out Payment for the first Calculation Period are not satisfied, but the conditions precedent to the payment of the Earn-out Payment for the second Calculation Period are satisfied, then Buyer would be obligated to pay such Earn-out Payment for the second Calculation Period for which the corresponding conditions precedent have been satisfied, and not the Earn-out Payment for the first Calculation Period.

(iv)                Post-Closing Operation of the Business. Subject to the terms of this Agreement, subsequent to the Closing, Buyer shall have sole discretion with regard to all matters relating to the operation of the Business; provided, that Buyer shall not, directly or indirectly, take any actions in bad faith that would have the purpose of avoiding or reducing any of the Earn-out Payments hereunder.

5.                   Financial Requirements Regarding the Purchased Assets; Post-Closing Adjustments.

A.                 Financial Requirements. Notwithstanding anything in this Agreement to the contrary, on the Closing Date, the aggregate value of the Inventory included in the Purchased Assets and delivered to Buyer shall not be less than $100,000 (the “Minimum Inventory”). “Inventory” shall mean the value of the saleable Inventory included in the Purchased Assets (excluding, however, any inventory which is spoiled, unusable, expired or otherwise non-saleable). Inventory shall be determined in accordance with the Inventory valuation principles set forth on Schedule 5.A (the “Inventory Valuation Principles”). In addition, the cash included in the Purchased Assets and delivered to Buyer at Closing shall not be less than $750, including all cash held in cash registers used by the Business (the “Minimum Cash”).

B.                  Inventory Adjustment. On the date that is three (3) Business Days prior to the Closing Date, Seller will, in accordance with Section 9.D, allow Buyer access to Seller’s facilities, books and records so that Buyer can make a good faith determination of the value of the Inventory held by Seller as of such date, calculated in accordance with the Inventory Valuation Principles (the “Closing Inventory”). The Closing Cash Payment will be adjusted as follows: (A) if Closing Inventory is less than $90,000, the Closing Cash Payment will be reduced by the amount by which the Closing Inventory is less than the Minimum Inventory (such an adjustment, a “Negative Inventory Adjustment”), (B) if Closing Inventory is greater than $110,000, the Closing Cash Payment will be increased by the amount by which the Closing Inventory is greater than the Minimum Inventory (such an adjustment, a “Positive Inventory Adjustment”) or (C) if Closing Inventory is (i) equal to or greater than $90,000 and (ii) equal to or less than $110,000, there will be no adjustment to the Closing Cash Payment; provided that in no event will the Negative Inventory Adjustment or the Positive Inventory Adjustment exceed $25,000.

C.                 Purchase Price Allocation. For Tax purposes, the parties agree to allocate the Purchase Price and all other amounts treated as purchase price consideration for Tax purposes among the Purchased Assets as of the Closing Date in accordance with Section 1060 of the Code and the methodology set forth on Schedule 5(C), which allocation shall be binding on Seller Parties; provided further that allocation of any Earn Out Payments, if applicable, shall be made solely to Purchased Assets sold by, and that Buyer acquires from, SG Land.

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6.                   Representations and Warranties of Seller Parties. Each Seller Party represents and warrants to Buyer and Parent, as of the date hereof and as of the Closing Date, as follows:

A.                 Organization; Authority. Each Seller Party is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Colorado. Each Seller Party has full limited liability company, corporate, capacity and other power and authority (as applicable) to (i) own and operate its assets, properties and business, (ii) carry on its business as presently conducted, (iii) execute, deliver and perform this Agreement and all Related Agreements to which it is, or at the Closing will be, a party, and (iv) consummate the transactions contemplated by this Agreement and the Related Agreements to which it is, or at the Closing will be, a party. Each Seller Party is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of the properties or assets of the Business or the conduct of the Business requires such qualification. The execution, delivery and performance of this Agreement and the Related Agreements to which a Seller Party or any Member is, or at the Closing will be, a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company or other action on the part of such Seller Party. Without limiting the generality of the foregoing, the board of directors, managers, managing members or other governing body of each Seller Party has duly authorized the execution, delivery and performance by such Seller Party of this Agreement and each Related Agreement to which such Seller Party is, or at the Closing will be, a party, and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which each Seller Party is, or at the Closing will be, a party each constitutes a legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms. No consent, approval, notice, filing or authorization is required, to or by any other Person (including any Governmental Authority) in connection with the execution, delivery, consummation or performance of this Agreement or the transactions contemplated hereby.

B.                  Non-Contravention. Each Seller Party’s execution, delivery and performance of this Agreement and the Related Agreements to which they are, or at the Closing will be, a party, and the consummation of the transactions contemplated hereby and thereby, do not, nor will they, (A) constitute a breach, violation or infringement of a Seller Party’s governing documents, (B) constitute a breach or violation of or a default under (with or without due notice or lapse of time or both) any Law, Order or other restriction of any Governmental Authority to which a Seller Party, any Member, the Business or any of Seller Parties’ assets or properties (including any Purchased Assets) is subject, (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any Contract or Permit to which a Seller Party or a Member is a party or by which such Party is bound or by which the Business or any of Seller Parties’ assets or properties (including any Purchased Asset) is bound or affected, (D) result in the creation or imposition of any Encumbrance upon any of Seller Parties’ assets or properties (including any Purchased Asset), or (E) require any Permit, approval, license, certificate, consent, waiver, authorization, novation or notice of or to any Person, including any Governmental Authority or any party to any Contract, except for any such Permit, approval, license, certificate, consent, waiver, authorization, novation or notice that will have been obtained or made prior to the Closing, each of which is listed on Schedule 6(B).

C.                  Seller Equity. All of Seller Parties’ issued and outstanding equity is, and will on the Closing Date be, owned by the Members. Neither Seller Party has any subsidiaries, other Affiliates or investments in any other Person. Except as set forth on Schedule 6(C), there are no Contracts between a Seller Party or any Affiliate of a Seller Party and any Member.

D.                 Compliance with Laws. Seller Parties and the Members have complied, in all material respects, with all applicable Laws, in the conduct of the Business prior to the Closing Date and in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby. At all times, Seller has complied with, and is currently in compliance with (i) all MED rules, including emergency rules, and industry bulletins as they are released, (ii) all applicable U.S. state and local Laws governing or pertaining to cannabis (including marijuana, hemp and derivatives thereof, including CBD), and (iii) all U.S. federal Laws regarding cannabis except to the extent that the U.S. federal law conflicts with applicable U.S. state and local Laws.

E.                  Title. Each Seller Party has good and marketable title to their respective Purchased Assets free and clear of all Encumbrances of any kind or character.

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F.                   Contracts. Schedule 6(F)(i) contains a schedule of, all Material Contracts (defined herein) to which Seller is a party. Schedule 6(F)(i) includes the names of all parties to each Material Contract and the effective dates thereof. Seller is not in default or alleged to be in default under any Material Contract nor is Seller aware of any default by any other party to any such Material Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a default under any such Material Contract. Seller is not party to any Contract that contains most favored nations or similar provisions or exclusivity provisions that are binding on Seller or the Business. All Material Contracts are in full force and effect and constitute legal, valid and binding obligations of the parties thereto in accordance with their terms, and, except as set forth on Schedule 6(F)(ii), are capable of assignment to Buyer pursuant to this Agreement without any notice to or consent by any other party. Buyer has been provided true, accurate and complete copies of all Material Contracts.

G.                 Condition. The Purchased Assets (i) are in good condition and working order, free from material defects, patent and latent, (ii) have been maintained in accordance with good industry practice, (iii) are in good operating condition and repair, subject to normal wear and tear, and (iv) are suitable and sufficient for the purposes for which they are used. The Purchased Assets constitute all of the properties and assets necessary to operate the Business in substantially the same manner as conducted by Seller during the twelve (12) months immediately preceding the date hereof or as currently proposed to be conducted and as required by applicable Law.

H.                 No Liabilities. Schedule 6(H) lists all Indebtedness of Seller outstanding as of the date hereof. Except for Liabilities which will be paid off and discharged in full by Seller prior to the Closing Date, Seller has no Liabilities which relate to, encumber, bind or otherwise restrict the Purchased Assets, including Liabilities which may become known or arise only after the Closing Date and which result from actions, events or occurrences on or prior to the Closing Date.

I.                    Litigation. Except as set forth in Schedule 6(I), there is no Legal Proceeding pending or, to Seller’s Knowledge, threatened against a Seller Party which, if adversely determined, would have a material adverse effect on the Purchased Assets nor is there any Order of any court, Governmental Authority or arbitrator outstanding against a Seller Party having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

J.                    Environmental. Each Seller Party is in material compliance with and has not violated any environmental Laws. Neither Seller Party has generated, manufactured, recycled, reclaimed, refined, transported or treated hazardous substances or other dangerous or toxic substances, or solid wastes, and there has been no release or threatened release of any hazardous substances on or off any of a Seller Party’s property or any other location or facility used or occupied by a Seller Party. Neither Seller Party’s property contains in- ground, below or underground storage tanks or containers, either in or not in use. No employee or former employee of Seller has been exposed to any hazardous material owned, produced or utilized by Seller or any current or former subsidiary. Neither Seller Party has caused or experienced past or present events, conditions, circumstances, plans or other matters which: (i) are not in compliance with all environmental Laws; or (ii) may give rise to any statutory, common law, or other legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation or investigation based on or relating to hazardous materials, including, without limitation, (x) such matters relating to any property owned, leased or utilized by such Seller Party, (y) relating to inventory of or waste from hazardous materials or (z) arising from any off- site disposal, release or threatened release of hazardous materials. Neither Seller Party has received notice or indication from any Governmental Authority or private or public entity advising it that it is or may be responsible for any investigation or response costs with respect to a release, threatened release or cleanup of chemicals or materials produced by or resulting from any business, commercial or industrial activities, operations or processes, including, without limitation, any hazardous materials

K.                 Taxes. Each Seller Party has duly and timely filed (and prior to the Closing Date will duly and timely file those currently not due) all Tax Returns required to be filed, all of which were prepared in accordance with applicable Laws and all of which are true, correct and complete, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any Tax Returns were due, taking into account any extensions granted under Law. Each Seller Party has timely paid all Taxes required to be paid by it and, prior to the Closing Date, will timely pay any Taxes required to be paid by it as of such time. All applicable sales, use, excise and similar Taxes, to the extent due, were paid by the respective Seller Party when the Purchased Assets were acquired by such Seller Party, and each Seller Party has collected and paid all applicable sales, use, excise and similar Taxes required to be collected and paid by such Seller Party on the sale of products or taxable services by such Seller Party. There are no existing liens for Taxes upon any of the Purchased Assets. No claim has ever been made by an authority in a jurisdiction where a Seller Party does not file Tax Returns that such Seller Party is or may be subject to Tax by that jurisdiction. There is no dispute, audit, examination, investigation or claim concerning any Tax Liability of any Seller Party. Each Seller Party has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Seller is presently properly treated as a corporation for federal and applicable state and local income tax purposes. SG Land has always been properly treated as a partnership for federal and applicable state and local income tax purposes. No “excess parachute payment,” as defined in Section 280G of the Code (or any similar provision of other applicable Law) will or could result as a result of the transactions contemplated by this Agreement.

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L.                  Benefits. Schedule 6(L) contains a list of any and all Employee Benefit Plans that Seller maintains or to which it contributes, and Buyer has been provided with true and correct copies of all such plans. Except as identified on Schedule 6(L), Seller has not maintained, contributed to, or been required to contribute to any other “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or any other “employee pension benefit plan” (as defined in Section 3(2) of ERISA), including any multi-employer plan.

M.                Employees. Seller is in material compliance with all applicable Laws related to employment and employment practices, terms of employment and wages and hours. Seller has experienced no strikes or work stoppages and, except as set forth on Schedule 6(M)(i), there is no collective bargaining relationship between Seller and any union covering employees of Seller. There is no dispute or controversy with any union or other organization relating to Seller’s employees and there are no proceedings pending or threatened involving a dispute or controversy. Schedule 6(M)(i)(ii) includes a true, correct and complete list of Sellers’ employees, contractors and consultants, their job title, date of hire or engagement, status as active or on leave (including the type of leave), current base salary or pay, current classification status as an exempt or non-exempt employee, visa status (including type of visa), if applicable, accrued and unused vacation time and earned or eligible commission, bonus or any other compensation (if applicable).

N.                  Intellectual Property. Schedule 6(N) contains a complete and accurate list and summary description of all Intellectual Property, owned by or licensed to Seller and used in the conduct of the Business. Seller is the sole and exclusive owner of the entire right, title and interest in and to such Intellectual Property rights and Seller’s use thereof does not infringe upon the rights of any third party.

O.                  Reserved.

P.                   Financial Statements. Schedule 6(O) contains (i) Seller’s statements of financial position as of December 31, 2020 and statements of income and retained earnings and the notes thereto for the fiscal years then ended, each such statement being prepared by the Company’s independent outside certified public accountants; and (ii) Seller’s statements of financial position as of as of August 31, 2021 and statements of income and retained earnings for the period from January 1, 2021 to August 31, 2021. All such statements are complete and accurate and fairly present the financial position and results of operations of Seller as of the respective dates thereof, all in accordance with GAAP consistently applied throughout the periods indicated.

Q.                 No Changes. Since January 1, 2021, there has not been (a) any adverse change in the business, prospects, financial condition, earnings or operations of Seller; (b) any damage, destruction or loss, whether covered by insurance or not, adversely affecting the Purchased Assets or Seller’s business; (c) any increase in the compensation payable or to become payable to any employees made outside the Ordinary Course of Business or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such party; (d) any entry into any commitment or transaction outside the Ordinary Course of Business; (e) any change by Seller in accounting methods, practices or principles; (f) any termination or waiver of any rights of value to Seller’s business; (g) any other transaction or event other than in the Ordinary Course of Business; (h) any transaction or conduct inconsistent with Seller’s past business practices; (i) any adoption or amendment of any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other plan, agreement, trust, fund or arrangement for the benefit of employees; (j) any other occurrence, action or event which, if it had occurred or taken place after the date hereof would be prohibited by Section 9.C); or (i) any agreement or understanding made or entered into to do any of the foregoing.

R.                  Certain Payments. None of Seller, the Members, any Affiliate of Seller or the Members, any officer, employee or agent of Seller or the Members, any other Person acting on behalf of or associated with Seller or the Members, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefit, regardless of its nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other entity or individual with whom Seller has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of Seller (or assist Seller in connection with any actual or proposed transaction) which (i) might subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii), if not given in the past, might have had an adverse effect on the assets, business or operations of Seller or (iii), if not continued in the future, might adversely affect the assets, business, operations or prospects of Seller or which might subject Seller to suit or penalty in any private or governmental litigation or proceeding.

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S.                   Suppliers. No supplier of Seller that has provided goods or services to Seller representing, individually or in the aggregate, more than $10,000 in payments or commitments within the last 12 months has (i) ceased, or indicated any intention to cease, doing business with Seller, or (ii) changed or indicated any intention to change any terms or conditions for future sales of products or services from the terms or conditions that existed with respect to the purchase of such products or services during the 12 month period ending on the date.

T.                  Permits. Each Seller Party has maintained, in full force and effect, and has complied with, all Permits and has filed all registrations, reports and other documents that, in each case, are necessary or required for the operations of such Seller Party and the conduct of the Business as currently operated, or the ownership, lease, use or operation of its assets or properties of the Business. Schedule 6(T) lists all such Permits, including all licenses and other Permits associated with the Leased Real Property, and the license numbers set forth on such schedule for each such license or Permit are accurate and correct. There is no Legal Proceeding pending or Order outstanding or, to Seller’s Knowledge, threatened against a Seller Party that would reasonably be expected to adversely affect any such Permit, and, to Seller’s Knowledge, there are no facts or circumstances that could reasonably be expected to result in any such Permits being suspended or revoked or otherwise lapsing prematurely. Each Permit that is assignable will be assigned to Buyer at the Closing and will continue to be in full force and effect following the Closing until the expiration of such Permits in accordance with their respective terms.

U.                 Real Property. Except as set forth on Schedule 6(U), Seller does not own and has never owned any real property (including any ownership interest in any buildings or structures and improvements located thereon). Seller is not obligated or bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire any real property. Schedule 6(U) sets forth a true, complete and correct list of all Contracts pursuant to which Seller leases, subleases, licenses, uses, operates or occupies or has the right to lease, sublease, license, use, operate or occupy, now or in the future, any real property in relation to the Business (each, whether written, oral or otherwise, being a “Real Property Lease” and any real property, land, buildings and other improvements covered by the Real Property Lease being “Leased Real Property”), and for each such Real Property Lease, the address of the Leased Real Property that is the subject of such Real Property Lease. Seller has not assigned, transferred or pledged any interest in any Real Property Lease. Other than the Real Property Leases, there are no leases, subleases, licenses or other agreements granting to any Person other than Seller any right of use or occupancy of any portion of the Leased Real Property. All of the land, buildings, structures and other improvements used by Seller in relation to the Business are included in the Leased Real Property. Except as obligated pursuant to Section 10.D.xix below, Seller has not exercised any option or right to terminate, renew or extend or otherwise affect any right or obligation of the tenant with respect to any of the Leased Real Property or to purchase any of the Leased Real Property. SG Land will, effective at the Closing, have good and marketable leasehold title to the Leased Real Property, in each case, free of all Encumbrances. No Seller Party has received any written notice of any violation of Laws with respect to any Real Property Lease or any Leased Real Property. There are no pending or, to Seller’s Knowledge, threatened or contemplated Legal Proceedings regarding condemnation or other eminent domain Legal Proceedings affecting any Leased Real Property or any negotiations regarding or sale or other disposition of any Leased Real Property in lieu of condemnation, or other Legal Proceedings relating to any parcel of the Leased Real Property or any portion thereof that would reasonably be expected to be material to Seller.

V.                 Brokers. Except as set forth in Schedule 6(V), neither Seller nor any Person acting on Seller’s behalf has employed or engaged any financial advisor, broker or finder or incurred any Liability for any financial advisory, brokerage or finder’s fee or commission in connection with this Agreement, the Related Agreements or the transactions contemplated hereby or thereby for which Seller or any of its Affiliates is or may become liable.

W.                Parent Common Stock. In connection with the issuance of the Parent Common Stock contemplated by this Agreement:

(i)                  Seller and Members are acquiring the Parent Common Stock for investment for the Seller and Member’s own account only, as applicable, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended and in effect from time to time, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). Seller has no present intention of selling, granting any participation in, or otherwise distributing the Parent Common Stock, except for a pro rata distribution to Members in connection herewith, in accordance with the Securities Act and subject to Buyer receiving an executed Lock-Up Agreement from Seller and Members, as applicable. Seller does not have any Contract with any Person to sell, transfer or grant participations to such Person or to any other Person, with respect to any of the Parent Common Stock, except for the pro rata distribution to Members in connection with Closing.

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(ii)                At no time was Seller presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Parent Common Stock by Buyer, Parent or their agents or Affiliates.

(iii)              Seller has been furnished with, and has had access to, such information as Seller considers necessary or appropriate in connection with the acquisition of the Parent Common Stock, and Seller has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the delivery of the Parent Common Stock.

7.                   Representations and Warranties of the Members. The Members, severally and not jointly, represent and warrant to Buyer and Parent, as of the date hereof and as of the Closing Date, as follows:

A.                 Organization; Authority. Each Seller Party is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Colorado. Each Seller Party and each Member has full limited liability company, corporate, capacity and other power and authority (as applicable) to (i) own and operate its assets, properties and business, (ii) carry on its business as presently conducted, (iii) execute, deliver and perform this Agreement and all Related Agreements to which it is, or at the Closing will be, a party, and (iv) consummate the transactions contemplated by this Agreement and the Related Agreements to which it is, or at the Closing will be, a party. Each Seller Party is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of the properties or assets of the Business or the conduct of the Business requires such qualification. The execution, delivery and performance of this Agreement and the Related Agreements to which a Seller Party or any Member is, or at the Closing will be, a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company or other action on the part of such Seller Party and such Member. Without limiting the generality of the foregoing, the board of directors, managers, managing members or other governing body of each Seller Party has duly authorized the execution, delivery and performance by such Seller Party of this Agreement and each Related Agreement to which such Seller Party is, or at the Closing will be, a party, and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which each Seller Party and any Member is, or at the Closing will be, a party each constitutes a legal, valid and binding obligation of such Seller Party and such Member, enforceable in accordance with its terms. No consent, approval, notice, filing or authorization is required, to or by any other Person (including any Governmental Authority) in connection with the execution, delivery, consummation or performance of this Agreement or the transactions contemplated hereby.

B.                  Non-Contravention. Each Member’s execution, delivery and performance of this Agreement and the Related Agreements to which they are, or at the Closing will be, a party, and the consummation of the transactions contemplated hereby and thereby, do not, nor will they, (A) constitute a breach, violation or infringement of a Seller Party’s governing documents, (B) constitute a breach or violation of or a default under (with or without due notice or lapse of time or both) any Law, Order or other restriction of any Governmental Authority to which a Seller Party, any Member, the Business or any of Seller Parties’ assets or properties (including any Purchased Assets) is subject, (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any Contract or Permit to which a Seller Party or a Member is a party or by which such Party is bound or by which the Business or any of Seller Parties’ assets or properties (including any Purchased Asset) is bound or affected, (D) result in the creation or imposition of any Encumbrance upon any of Seller Parties’ assets or properties (including any Purchased Asset), or (E) require any Permit, approval, license, certificate, consent, waiver, authorization, novation or notice of or to any Person, including any Governmental Authority or any party to any Contract, except for any such Permit, approval, license, certificate, consent, waiver, authorization, novation or notice that will have been obtained or made prior to the Closing, each of which is listed on Schedule 6(6.B).

C.                  Seller Equity. All of Seller Parties’ issued and outstanding equity is, and will on the Closing Date be, owned by the Members. Neither Seller Party has any subsidiaries, other Affiliates or investments in any other entity or business operation. Except as set forth on Schedule 6(6.C), there are no Contracts between a Seller Party or any Affiliate of a Seller Party and any Member.

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D.                 Compliance with Laws. Seller Parties and the Members have complied, in all material respects, with all applicable Laws, in the conduct of the Business prior to the Closing Date and in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby. At all times, Seller has complied with, and is currently in compliance with (i) all MED rules, including emergency rules, and industry bulletins as they are released, (ii) all applicable U.S. state and local Laws governing or pertaining to cannabis (including marijuana, hemp and derivatives thereof, including CBD), and (iii) all U.S. federal Laws regarding cannabis except to the extent that the U.S. federal law conflicts with applicable U.S. state and local Laws.

E.                  Title. Each Seller Party has good and marketable title to their respective Purchased Assets free and clear of all Encumbrances of any kind or character.

F.                   Taxes. Each Seller Party has duly and timely filed (and prior to the Closing Date will duly and timely file those currently not due) all Tax Returns required to be filed, all of which were prepared in accordance with applicable Laws and all of which are true, correct and complete, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any Tax Returns were due, taking into account any extensions granted under Law. Each Seller Party has timely paid all Taxes required to be paid by it and, prior to the Closing Date, will timely pay any Taxes required to be paid by it as of such time. All applicable sales, use, excise and similar Taxes, to the extent due, were paid by the respective Seller Party when the Purchased Assets were acquired by such Seller Party, and each Seller Party has collected and paid all applicable sales, use, excise and similar Taxes required to be collected and paid by such Seller Party on the sale of products or taxable services by such Seller Party. There are no existing liens for Taxes upon any of the Purchased Assets. No claim has ever been made by an authority in a jurisdiction where a Seller Party does not file Tax Returns that such Seller Party is or may be subject to Tax by that jurisdiction. There is no dispute, audit, examination, investigation or claim concerning any Tax Liability of any Seller Party. Each Seller Party has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Seller is presently properly treated as a corporation for federal and applicable state and local income tax purposes. SG Land is presently properly treated as a partnership for federal and applicable state and local income tax purposes. No “excess parachute payment,” as defined in Section 280G of the Code (or any similar provision of other applicable Law) will or could result as a result of the transactions contemplated by this Agreement.

G.                 Parent Common Stock. In connection with the issuance of the Parent Common Stock contemplated by this Agreement:

(i)                  Subject to the Lock-Up Agreement, Seller and Members are acquiring the Parent Common Stock for investment for the Seller and Member’s own account only, as applicable, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended and in effect from time to time, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). Seller has no present intention of selling, granting any participation in, or otherwise distributing the Parent Common Stock, except for a pro rata distribution to Members in connection herewith, in accordance with the Securities Act and subject to Buyer receiving an executed Lock-Up Agreement from Seller and Members, as applicable. Seller does not have any Contract with any Person to sell, transfer or grant participations to such Person or to any other Person, with respect to any of the Parent Common Stock, except for the pro rata distribution to Members in connection with Closing.

(ii)                At no time was Seller presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Parent Common Stock by Buyer, Parent or their agents or Affiliates.

(iii)              Seller has been furnished with, and has had access to, such information as Seller considers necessary or appropriate in connection with the acquisition of the Parent Common Stock, and Seller has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the delivery of the Parent Common Stock.

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8.                   Representations and Warranties of Buyer and Parent. Buyer and Parent jointly and severally represent and warrant to Seller Parties and the Members as follows:

A.                 Organization; Standing and Power. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Colorado. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada. Each of Buyer and Parent has full corporate power and authority to execute, deliver and perform this Agreement and all Related Agreements to which it is, or at the Closing will be, a party and to consummate the transactions contemplated by this Agreement and each of the Related Agreements to which it is, or at the Closing will be, a party.

B.                  Authorization and Non-Contravention. The execution, delivery and performance of this Agreement and the Related Agreements to which either of Buyer or Parent is, or at the Closing will be, a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or other action on the part of Buyer or Parent, as applicable. This Agreement and the Related Agreements to which Buyer is, or at the Closing will be, a party each constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms. Each of Buyer’s and Parent’s execution, delivery and performance of this Agreement and the Related Agreements to which Buyer or Parent is, or at the Closing will be, a party, and the consummation of the transactions contemplated hereby and thereby does not and will not (i) constitute a breach, violation or infringement of such Person’s governing documents, (ii) constitute a breach or violation of or a default under (with or without due notice or lapse of time or both) any Law, Order or other restriction of any Governmental Authority to which such Person or any of its assets or properties is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any Contract or Permit to which such Person is a party or by which such Person is bound or by which any of such Person’s assets or properties is bound or affected, (iv) except as set forth in Schedule 8.B, require any Permit, certificate, consent, waiver, authorization, novation or notice of or to any other Person, including any Governmental Authority or any party to any Contract to which Buyer or Parent, as applicable, is a party, except, with respect to subsections (ii), (iii) and (iv) as would not materially adversely affect Buyer’s or Parent’s, as applicable, ability to consummate the transactions contemplated by this Agreement.

C.                  Brokers. Except as set forth in Schedule 8.C, neither Buyer nor any Person acting on Buyer’s behalf has employed or engaged any financial advisor, broker or finder or incurred any Liability for any financial advisory, brokerage or finder’s fee or commission in connection with this Agreement, the Related Agreements or the transactions contemplated hereby or thereby for which Buyer or any of its Affiliates is or may become liable.

D.                 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

E.                  Solvency. Immediately after giving effect to the transactions contemplated hereby, Buyer shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or Seller. In connection with the transactions contemplated hereby, Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

F.                   Legal Proceedings. Except as set forth in Schedule 8.F, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer's knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

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G.                 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Business and the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Section 6 of this Agreement (including related portions of the Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the Purchased Assets or this Agreement, except as expressly set forth in Section 6 of this Agreement (including the related portions of the Schedules). Notwithstanding anything to the contrary in this Section 8.G, nothing in this Section 8.G will limit any Buyer Indemnified Party’s rights with respect to claims for fraud.

9.                   Covenants.

A.                 General. Each of the Parties will use reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements (including satisfaction of the Closing conditions set forth in Sections 10 and 11) in a prompt and expeditious manner; provided, however, that nothing in this Agreement requires, or will be construed to require, Buyer to take, or to refrain from taking, any action (including agreeing to any concession or arrangement with any Governmental Authority or other Person that would impose any material obligation on Buyer) that would result in any restriction with respect to any properties, assets, business or operations of Buyer or its Affiliates, or to cause its Affiliates to do or agree to do any of the foregoing, whether prior to, at or following the Closing.

B.                  Notices and Consents. Seller Parties, respectively, will give all notices to Governmental Authorities and other Persons and use reasonable efforts to obtain, in writing, without penalty or condition that is adverse to Buyer, all consents, Permits, certificates, covenants, waivers, authorizations or novations required in connection with the transactions contemplated by this Agreement and the Related Agreements as expeditiously as possible. Seller Parties will provide Buyer complete copies of all letters, applications or other documents prior to their submission to or promptly after receipt from any Governmental Authority or other Person with respect to each consent, Permit, certificate, covenant, waiver, authorization or novation, and will afford Buyer the opportunity to comment on any letter, application and other document to be submitted reasonably in advance of the anticipated time of submission. Seller will inform Buyer of the content of any oral submission reasonably in advance of an anticipated oral communication with any Governmental Authority and afford Buyer the opportunity to comment on any such oral submission. Seller Parties will promptly and regularly advise Buyer concerning the status of each consent, Permit, certificate, covenant, waiver, authorization or novation, including any difficulties or delays experienced in obtaining and any conditions required for such items. Seller Parties will not permit any of its officers or any other representatives or agents to participate in any meeting with any Governmental Authority with respect to any filings, investigation or other inquiry relating to the transactions contemplated hereby unless it consults with Buyer in advance and, to the extent permitted by such Governmental Authority, gives Buyer the opportunity to attend and participate thereat. Neither Seller nor Buyer will: (a) enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement or the Related Agreements without the prior written consent of the other; or (b) take any other action that would be reasonably likely to prevent or materially delay the receipt of any such consent, approval, waiver, authorization, notice or novation.

C.                  Operation and Preservation of Business. Without the prior written consent of Buyer, Seller Parties will not engage in any practice, take any action or enter into any transaction outside of the Ordinary Course of Business with respect to the Purchased Assets, except for any action expressly specified in this Agreement. Without the prior written consent of Buyer, Seller Parties will not engage in any practice, take or fail to take any action or enter into any Contract or transaction that could reasonably be expected to cause the representations and warranties of Seller Parties and the Members contained herein to be untrue at any time between the date hereof and the Closing. Seller will conduct the Business in the Ordinary Course of Business and in compliance with all Laws, and will keep the Business and its assets and properties, including Seller Parties’ present operations, physical facilities, licenses, working conditions, insurance policies, goodwill and relationships with lessors, licensors, suppliers, customers, employees and other business relations substantially intact, open and operational. Without limiting the generality of the foregoing, Seller Parties will not, without the prior written consent of Buyer, take any of the following actions (except as applicable to SG Land for intangible and tangible assets not related to the Leased Real Property): (i) amend, extend or terminate any Material Contract or enter into any Contract, which if entered into prior to the date hereof, would be a Material Contract; (ii) incur any Liability (including any Indebtedness) other than in the Ordinary Course of Business; (iii) dispose of or encumber any assets of Seller Parties other than in the Ordinary Course of Business; (iv) increase any compensation or benefits of any employees or independent contractors of Seller Parties or establish any new compensation or benefit plan; (v) hire, retain, engage or terminate any employee or independent contractor or make any other material personnel changes; (vi) accelerate any accounts receivable, delay or postpone any capital expenditure or the payment of accounts payable or other Liabilities, or change, in any material respect, Seller’s practices in connection with the making of capital expenditures or the payment of accounts payable; (vii) grant any Person any license of or other right to Intellectual Property other than non- exclusive licenses of Products granted in the Ordinary Course of Business; (viii) except as required as a result of a change in Law or GAAP after the date hereof, change any of the financial accounting principles or practices of Seller Parties; (ix) commence or settle any Legal Proceeding; (x) issue any equity interests or debt securities or repurchase or cancel any equity interests or debt securities of Seller Parties; (xi) declare, set aside, or pay any non-cash dividend or make any non-cash distribution with respect to any equity securities of Seller Parties or enter into any Contract with any of the Members; (xii) take any action that would reasonably be expected to have a material and adverse effect on the Business or the Purchased Assets; (xiii) (a) change or make any Tax election, (b) adopt or change any Tax accounting methods, (c) amend a Tax Return, (d) agree to any claims for Tax adjustments or assessments, or (e) settle any Tax claim, audit or assessment; or (xiv) agree or commit to take any of the actions described in clauses (i) through (xiii) above.

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D.                 Access. The Parties agree that Buyer and its authorized agents and representatives will have the right to: (i) inspect and audit Seller Parties’ books and records only to the extent such books and records relate to the Business and/or the Leased Real Property (including records of account data, financial data, operating data, Tax records, records of corporate proceedings, Contracts, trademarks, patent application files, governmental consents, personnel records, environmental records and site assessments and other business activities and matters relating to the transactions contemplated hereunder); (ii) access to Seller Parties’ facilities, including the right of physical access for purposes of walk-through inspections of Seller’s real property (including all leased real property) and assets located thereon, environmental assessments (including soil sampling and drilling), surveying and such other activities as Buyer may elect in its sole discretion; and (iii) consult with Seller Parties’ officers, directors, managers, employees, attorneys, auditors and accountants concerning customary due diligence matters. Such access will be at reasonable times and in a manner not to unreasonably interfere with the normal business operations of Seller Parties.

E.                  Notice of Developments. Seller Parties will give prompt written notice to Buyer of any event, occurrence or development causing, or allegation by a third party which, if true, would cause, or which would reasonably be expected to cause: (i) a breach or inaccuracy of any of the representations and warranties in Section 6 or Section 7; (ii) any breach or nonperformance of or noncompliance with any covenant or agreement of Seller Parties or the Members in this Agreement or any Related Agreement; (iii) the failure of any condition set forth in Section 10; (iv) any material damage to or loss or destruction of any properties or assets owned or leased by Seller Parties (whether or not insured); or (v) the occurrence or threatened occurrence of any event or condition which resulted in, or could reasonably be expected to result in, a material and adverse effect on the Business or the Purchased Assets. No disclosure by any Party pursuant to this Section 7(E) will be deemed to amend or supplement the schedules to this Agreement or prevent or cure any misrepresentation, breach of warranty, or breach of covenant, agreement or obligation.

F.                   Preservation and Transition of Product. Seller will, through the Closing, use its reasonable efforts to maintain and preserve all products associated with the Business in a good and saleable condition, including being non-expired and free from mildew, fungus, rot, spoilage and agricultural neglect. Seller will maintain at least substantially similar levels of inventory of flower, trim, concentrate and edibles at the Business locations as Seller has maintained over the previous twelve (12) months prior to the date hereof.

G.                 Exclusivity. Seller Parties will, and each will cause each of such Person’s respective officers, employees, directors, managers, members, partners, equityholders, advisors, representatives, agents and Affiliates not to, (a) directly or indirectly solicit, initiate, encourage (including by way of furnishing information), or take any other action to facilitate any inquiry or the making of any proposal that constitutes, or could reasonably be expected to lead to, any acquisition or purchase of a substantial portion of the assets, equity interests or other securities of Seller Parties or any tender offer or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, spin-off, liquidation, dissolution or similar transaction involving Seller Parties, or any other transaction, the consummation of which would or could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or any Related Agreement (any of the foregoing, an “Alternate Transaction Proposal”) or agree to or endorse any Alternate Transaction Proposal or (b) propose, enter into or participate in any discussions or negotiations regarding any Alternate Transaction Proposal, or furnish to any other Person any information with respect to the business or assets of Seller Parties in connection with an Alternate Transaction Proposal, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Seller Parties will cause Seller Parties to promptly notify Buyer in the event that Seller Parties, any Member or any of their respective officers, directors, managers, employees, equityholders, advisors, representatives and agents receives any unsolicited indication of interest or proposal regarding an Alternate Transaction Proposal, including the identity of the Person indicating such interest or making such Alternate Transaction Proposal and a copy thereof.

H.                 Preferential Pricing. From the date hereof and until the Closing, to the extent permissible by applicable Law and contractual obligations of Parent, Parent will use commercially reasonable efforts to supply Seller with inventory pursuant to pricing terms no less favorable than those offered by Parent to dispensaries owned by Parent and its subsidiaries.

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I.                    Section 280G. Before the Closing Date, Seller will (i) submit to all Persons entitled to vote (within the meaning of the Treasury Regulations under Section 280G of the Code) the material facts concerning all payments and benefits that Buyer reasonably believes, in the absence of stockholder approval of such payments and benefits, could be “parachute payments” within the meaning of Section 280G(b)(2) of the Code (“Parachute Payments”), in form and substance satisfactory to Buyer and its counsel, which will satisfy all requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, and (ii) solicit the approval and consent of all such Persons with respect to the Parachute Payments.

10.               Conditions to the Obligation of Buyer to Close. The obligation of Buyer to consummate the transactions contemplated by this Agreement and the Related Agreements is subject to the satisfaction at or before the Closing of all of the following conditions, any one or more of which may be waived by Buyer, in Buyer’s sole discretion:

A.                 All of the representations and warranties made by Seller Parties and the Members in this Agreement must be (i) true and correct as of the date hereof and (ii) true and correct in all material respects at and as of the Closing as though made on the Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case, such representations and warranties must be true and correct in all material respects as of such specified date); provided, however, that, with respect to subpart (ii) of this Section 10(A), such representations and warranties that are qualified by Materiality Qualifiers (as so qualified) and the Fundamental Representations must be true and correct in all respects at and as of the Closing as though made then and as though the Closing Date were substituted for the date of this Agreement throughout Section 6 and Section 7.

B.                  Seller Parties must have performed and complied in all material respects with all of their respective covenants, obligations and agreements in this Agreement to be performed and complied with at or before the Closing.

C.                  No Legal Proceeding will be pending or threatened with respect to Seller Parties, the Members or the Business in which an unfavorable Order would: (i) prevent or materially impair the consummation of any of the transactions contemplated by this Agreement or any Related Agreement; or (ii) cause any of the transactions contemplated by this Agreement or any Related Agreement to be rescinded following consummation (and no such Order will be in effect).

D.                  Seller Parties, as applicable, must have delivered to Buyer or have caused to be delivered to Buyer each of the following at or before the Closing:

(i)                  a certificate of a duly authorized officer of Seller, dated as of the Closing Date and executed by such officer, to the effect that each of the conditions specified in Sections 10(A), 10(B), 10(C) and 10(E) are satisfied in all respects (the “Closing Certificate”);

(ii)                a Bill of Sale and Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit B (the “Bill of Sale”), duly executed by each Seller Party, respectively;

(iii)              evidence satisfactory to Buyer of the consent or approval of, and the giving of all notices to, those Persons whose consent or approval is required, or who are entitled to notice, in connection with Seller’s execution, delivery and performance of this Agreement and the Related Agreements to which Seller is, or at the Closing will be, a party, and the consummation of the transactions contemplated hereby and thereby, including the consents of and notices to the Persons listed on Schedule 10(D)(iii);

(iv)              the customer and supplier lists and related data included in the Purchased Assets, and books, files and other records of Seller related to the Purchased Assets and the Business;

(v)                 duly completed and executed IRS Forms W-9 from each Seller Party and any other Person receiving any payments from Buyer pursuant to this Agreement or any Related Agreement;

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(vi)              certificates from the Colorado Department of Revenue and any city in which Seller is engaged in business, dated within thirty (30) days of Closing, showing that Seller has no outstanding Colorado or city Tax Liabilities;

(vii)               the Minimum Inventory and Minimum Cash;

(viii)              evidence reasonably satisfactory to Buyer of release of all Encumbrances on the Purchased Assets;

(ix)                no later than three (3) Business Days prior to the Closing Date, a payoff letter from each lender of Seller or other holder of Indebtedness or any Encumbrance with respect to the Purchased Assets contemplated to be repaid on the Closing Date in customary form, reasonably acceptable to Buyer, including that all Encumbrances on the properties or assets of Seller, including any Purchased Asset, will automatically be released upon the satisfaction of the conditions in such letter (each, a “Payoff Letter”);

(x)                 no later than three (3) Business Days prior to the Closing Date, an invoice from each holder of Seller Transaction Expenses contemplated to be repaid on the Closing Date in customary form, reasonably acceptable to Buyer (the “Seller Transaction Expenses Invoices”);

(xi)                a certificate of a duly authorized officer of each Seller Party, dated the Closing Date and executed by such officer, certifying (A) that attached thereto are true, correct and complete copies of Seller’s governing documents, as are then in full force and effect, (B) that attached thereto are true, complete and correct copies of the resolutions of the Members and Manager of Seller Parties authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated herein and therein, as are then in full force and effect, (C) that attached thereto are good standing certificates, dated as of a recent date prior to the Closing Date, from the Governmental Authority of the jurisdiction of Seller’s incorporation or organization and each other jurisdiction in which Seller is qualified to do business, and (D) as to the incumbency and signatures of the officers or other authorized persons of Seller who have signed or will sign this Agreement or any of the Related Agreements;

(xii)               the Escrow Agreement, duly executed by Seller and delivered to Buyer on the date hereof;

(xiii)               the Holdback Escrow Agreement, duly executed by Seller;

(xiv)               a Lock-Up Agreement, in substantially the form attached hereto as Exhibit C attached hereto (the “Lock-Up Agreement”), duly executed by Seller and each Member;

(xv)                an Intellectual Property Assignment Agreement, in substantially the form attached hereto as Exhibit D attached hereto (the “Intellectual Property Assignment Agreement”), duly executed by Seller;

(xvi)               an estoppel certificate, duly executed by the landlords with respect to each Real Property Lease, in form and substance reasonably acceptable to Buyer;

(xvii)              the Ground Lease Sublease Agreement, duly executed by SG Land;

(xviii)              the Ground Lease Sublease Memorandum, duly executed and acknowledged by SG Land;

(xix)               evidence reasonably satisfactory to Buyer of the termination of the Business Lease, duly executed by Seller and SG Land;

(xx)                evidence satisfactory to Buyer that either (a) the requisite stockholder approval under Section 280G(b)(5)(B) of the Code was obtained with respect to any Parachute Payments in accordance with Section 9(I) or (b) the requisite stockholder approval under Section 280G(b)(5)(B) of the Code with respect to such Parachute Payments was not obtained, and as a consequence, such Parachute Payments will not be made, retained, or provided, pursuant to the applicable waiver agreements entered into by the affected individuals; and

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(xxi)               such other instruments, documents and certificates as are required by the terms of this Agreement and the Related Agreements, or as may be reasonably requested by Buyer in connection with the consummation of the transactions contemplated herein.

E.                  There shall have been no event or occurrence having a material and adverse effect on the Business or the Purchased Assets.

F.                   The Parties will have received the City of Glendale and MED Approval, which local authority approval and MED Approval is in effect as of the Closing.

11.               Conditions to the Obligation of Seller Parties and the Members to Close. The obligations of Seller Parties and the Members to consummate the transactions contemplated by this Agreement and the Related Agreements is subject to the satisfaction at or before the Closing of all of the following conditions, any one or more of which may be waived by Seller Parties, in their sole discretion, as applicable:

A.                 All of the representations and warranties made by Buyer and Parent in this Agreement must be (i) true and correct as of the date hereof and (ii) true and correct in all material respects at and as of the Closing as though made on the Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case, such representations and warranties must be true and correct in all material respects as of such specified date); provided, however, that, with respect to subpart (ii) of this Section 11(A), such representations and warranties that are qualified by Materiality Qualifiers (as so qualified) must be true and correct in all respects at and as of the Closing as though made then and as though the Closing Date were substituted for the date of this Agreement throughout Section 7.

B.                  Buyer and Parent must have performed and complied in all material respects with all of its covenants, obligations and agreements under this Agreement to be performed or complied with on or before the Closing.

C.                  No Legal Proceeding will be pending or threatened with respect to Buyer or Parent in which an unfavorable Order would (i) prevent consummation of any of the transactions contemplated by this Agreement or any Related Agreement or (ii) cause any of the transactions contemplated by this Agreement or any Related Agreement to be rescinded following consummation (and no such Order will be in effect).

D.                  Buyer or Parent, as applicable, will have delivered to Seller each of the following at or before the Closing:

(i)                    a certificates of a duly authorized officer of each of Buyer, dated as of the Closing Date and executed by such officers, to the effect that, as to Buyer and as to Parent, as applicable, each of the conditions specified above in Sections 11(A), 11(B) and 11(C) is satisfied in all respects;

(ii)                   the Bill of Sale, duly executed by Buyer;

(iii)                  the Escrow Agreement, duly executed by Buyer;

(iv)                   the Holdback Escrow Agreement, duly executed by Buyer;

(v)                    the Intellectual Property Assignment Agreement, duly executed by Buyer;

(vi)                   the Ground Lease Sublease Agreement, duly executed by Buyer;

(vii)                  the Ground Lease Sublease Memorandum, duly executed by Buyer; and

(viii)                   a certificate of a duly authorized officer of Buyer, dated the Closing Date and executed by such officer, certifying (A) that attached thereto are true, correct and complete copies of Buyer’s governing documents, as are then in full force and effect, (B) that attached thereto are true, complete and correct copies of the resolutions of the board of directors of Buyer and the Parent authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated herein and therein, as are then in full force and effect, (C) that attached thereto are good standing certificates, dated as of a recent date prior to the Closing Date, from the Governmental Authority of the jurisdiction of Buyer’s incorporation or organization and each other jurisdiction in which Buyer is qualified to do business, and (D) as to the incumbency and signatures of the officers or other authorized persons of Buyer who have signed or will sign this Agreement or any of the Related Agreements;

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E.                  The Parties will have received the City of Glendale and MED Approval, which local authority approval and MED Approval is in effect as of the Closing.

12.               Closing. The closing of the transactions contemplated by this Agreement and the Related Agreements (the “Closing”) will take place by email (in portable document format) transmission to the respective offices of legal counsel for the Parties of the requisite documents, duly executed where required, delivered upon actual confirmed receipt, within fourteen (14) days following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby set forth in Section 10 and Section 11 (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other place, date and time as mutually agreed upon by the Parties (the “Closing Date”).

13.               Termination.

A.                 Termination Generally. This Agreement may be terminated at any time prior to the Closing as follows:

(i)                  Buyer (on its own behalf and on behalf of Parent) and Seller (on its own behalf and on behalf of the Members) may terminate this Agreement by mutual written consent;

(ii)                Buyer, on its own behalf and on behalf of Parent, may terminate this Agreement by giving written notice to Seller: (I) in the event that Seller or any Member breaches any representation, warranty, covenant, obligation or agreement contained in this Agreement in any respect, and such breach or breaches, individually or collectively, would, if occurring or continuing on the Closing Date, give rise to the failure of a condition set forth in Section 10 to be satisfied, Buyer notifies Seller of the breach, and the breach, if capable of cure, continues without cure for a period of thirty (30) days after the notice of breach (provided that Buyer will not have the right to terminate this Agreement pursuant to this Section 13(A)(ii) if Buyer is then in breach of any of its representations, warranties, covenants, obligations or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 11 to be satisfied); (II) if the Closing has not occurred on or before March 15, 2022 (the “Outside Date”) (unless the failure results primarily from Buyer breaching any representation, warranty, covenant, obligation or agreement contained in this Agreement); (III) an applicable Law or final, non-appealable Order by a U.S. federal or state court of competent jurisdiction will have enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement that prohibits the Closing; or (IV) unilaterally, in its sole discretion, subject to Section 13(C); and

(iii)              Seller (on its own behalf and on behalf of the Members) may terminate this Agreement by giving written notice to Buyer: (I) in the event that Buyer breaches any representation, warranty, covenant, obligation or agreement contained in this Agreement in any respect, and such breach or breaches, individually or collectively, would, if occurring or continuing on the Closing Date, give rise to the failure of a condition set forth in Section 11 to be satisfied, Seller notifies Buyer of the breach, and the breach, if capable of cure, continues without cure for a period of thirty (30) days after the notice of breach (provided that Seller will not have the right to terminate this Agreement pursuant to this Section 13(A)(iii) if Seller is then in breach of any of its representations, warranties, covenants, obligations or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 10 to be satisfied); (II) if the Closing has not occurred on or before the Outside Date (unless the failure results primarily from Seller or any Member breaching any representation, warranty, covenant or agreement contained in this Agreement); or (III) an applicable Law or final, non-appealable Order by a U.S. federal or state court of competent jurisdiction will have enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement that prohibits the Closing.

B.                  Effect of Termination. In the event of the termination of this Agreement in accordance with this Section 13.B, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in this Section 13, Section 30 and Section 31; and (b) that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof.

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C.                  Earnest Money. In the event that Buyer, on its own behalf or on behalf of Parent, terminates this Agreement pursuant to clause (IV) of Section 13(A)(ii), or has not taken action to close the transactions contemplated by this Agreement and the Related Agreements after the fourth (4th) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement set forth in Section 10 and Section 11, then, within three (3) Business Days from the date of such termination or the date of such failure to take action (provided that such date is on or before the Outside Date), as applicable, Buyer and Seller will jointly instruct the Escrow Agent to release the Earnest Money Payment Amount to Seller by wire transfer of immediately available funds to a bank account or accounts designated by Seller in accordance with the terms of the Escrow Agreement; provided that in the event that the Earnest Money Payment Amount is released to Seller pursuant to this Section 13(C), the Parties acknowledge that such payment shall be deemed to be liquidated damages and the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) for any and all Damages suffered or incurred by Seller, the Members or any of their respective Affiliates or any other Person in connection with or related to or arising out of this Agreement (and the termination thereof) or for a breach or failure to perform hereunder or otherwise (in any case, whether willfully, intentionally, unintentionally or otherwise) or the transactions contemplated by this Agreement and the Related Agreements (and the abandonment thereof) and upon release of the Earnest Money Payment Amount to Seller pursuant to this Section 13(C), neither Parent, Buyer nor any of their Affiliates shall have any further liability or obligation relating to or arising out of this Agreement.

14.               Apportionment of Taxes. Notwithstanding any other provision of this Agreement, Seller Parties and the Members shall be severally liable and shall indemnify Buyer for all Taxes attributable to the ownership or sale of the Purchased Assets or any operations of Seller Parties for all taxable periods (or portions thereof) ending on or before the Closing Date (“Pre-Closing Taxes”). Taxes which are real property or personal property Taxes shall be allocated to Pre-Closing Taxes based on the number of days in the applicable taxable period during which the Purchased Assets were owned by any Seller Party. If Buyer makes a payment of any Pre-Closing Taxes or Seller Parties’ portion of any Transfer Taxes (as defined below), it shall be entitled to prompt reimbursement from Seller Parties and/or the Members for such Taxes upon presentation to Seller of evidence of such payment. Seller Parties (collectively) and Buyer shall each be liable for 50% of any sales, use, documentary, recording, stamp, value added, excise, transfer or similar Taxes arising from the sale of the Purchased Assets or the transactions contemplated by this Agreement (“Transfer Taxes”); provided however that if any such Transfer Taxes that are use taxes exceed $5,000, then Buyer shall be solely liable for the amount of any such Transfer Taxes that are use taxes in excess of $5,000. Claims under this Section 14 shall survive for the full period of any applicable statute of limitations plus an additional ninety (90) days. With respect to any amounts owed by the Members to Buyer pursuant to the indemnification obligations in this Section 14, each Member’s personal liability will be limited to the amount equal to (A) the total amount of any such obligation multiplied by (B) such Member’s Pro Rata Share.

15.               Indemnity.

A.                 Seller Parties, jointly and severally, agree to indemnify, defend and reimburse Buyer, Parent and their respective Affiliates and each of their respective affiliates, officers, directors, managers, partners, equityholders, subsidiaries, employees, successors, heirs, assigns, agents and representatives (the “Buyer Indemnified Parties”) for and hold harmless each Buyer Indemnified Party from and against and be liable for any Damages related to or arising, directly or indirectly, out of, caused by or resulting from any of the following: (i) any Excluded Liabilities or Excluded Assets, (ii) any breach of any of the representations and warranties of a Seller Party contained in Section 6, (iii) any breach of any term, provision, covenant or agreement contained in this Agreement or any of the Related Agreements by a Seller Party, (iv) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by a Seller Party or caused to be delivered by a Seller Party or any Member in accordance with any provision of this Agreement, (v) any broker, investment banker or adviser fees, or any other fees, costs or expenses incurred by or on behalf of a Seller Party in connection with this Agreement or the Related Agreements, (vi) any Pre-Closing Taxes, Seller Parties’ portion of any Transfer Taxes or other Taxes of any Seller Party and (vii) any fraud, knowing or intentional misrepresentation or breach or willful misconduct on the part of a Seller Party. Notwithstanding anything contained herein to the contrary, the obligations of Seller Parties and the Members pursuant to Section 15(A)(ii) or Section 15(B)(ii), in the aggregate, shall be limited to, and shall not exceed, four hundred thousand dollars ($400,000.00) (the “Cap”), provided, however, the Cap shall not apply to any Damages resulting from any fraud, knowing or intentional misrepresentation or willful misconduct. For purposes of calculating the amount of Damages arising out of or relating to any inaccuracy or breach of any representation or warranty in Section 6, Materiality Qualifiers will be disregarded.

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B.                  The Members, severally and not jointly, agree to indemnify, defend and reimburse the Buyer Indemnified Parties for and hold harmless each Buyer Indemnified Party from and against and be liable for any Damages related to or arising, directly or indirectly, out of, caused by or resulting from any of the following: (i) any breach of any of the representations and warranties of any Member contained in Section 7, (ii) any breach of any term, provision, covenant or agreement contained in this Agreement or any of the Related Agreements by any Member, (iii) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by any Member or caused to be delivered by Member in accordance with any provision of this Agreement, (iv) any broker, investment banker or adviser fees, or any other fees, costs or expenses incurred by or on behalf of any Member in connection with this Agreement or the Related Agreements, (v) any Taxes of any Member and (vi) any fraud, knowing or intentional misrepresentation or breach or willful misconduct on the part of any Member. Notwithstanding anything contained herein to the contrary, the obligations of Seller Parties and the Members pursuant to Section 15(A)(ii) or Section 15(B)(i), in the aggregate, shall be limited to, and shall not exceed, the Cap, provided, however, the Cap shall not apply to any Damages resulting from any fraud, knowing or intentional misrepresentation or willful misconduct. For purposes of calculating the amount of Damages arising out of or relating to any inaccuracy or breach of any representation or warranty in Section 7, Materiality Qualifiers will be disregarded.

C.                  Buyers and the Parents, jointly and severally, agree to indemnify, defend and reimburse each Seller Party and their respective Affiliates and each of their respective affiliates, members, officers, directors, managers, partners, equityholders, subsidiaries, employees, successors, heirs, assigns, agents and representatives (each, a “Seller Indemnified Party,” and collectively, the “Seller Indemnified Parties”) for and hold harmless each Seller Indemnified Party from and against and be liable for any Damages related to or arising, directly or indirectly, out of, caused by or resulting from any of the following: (i) any Assumed Liabilities or Purchased Assets, (ii) any breach of any of the representations and warranties of Buyer and the Parents in Section 8, (iii) any breach of any term, provision, covenant or agreement contained in this Agreement or any of the Related Agreements by Buyer or any Parent, (iv) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by Buyer or the Parents or caused to be delivered by Buyer in accordance with any provision of this Agreement, (v) any broker, investment banker or adviser fees, or any other fees, costs or expenses incurred by or on behalf of Buyer or any of the Parents in connection with this Agreement or the Related Agreements, (vi) Buyer’s portion of any Transfer Taxes, and (vii) any fraud, knowing or intentional misrepresentation or breach or willful misconduct on the part of Buyer or any Parent. Notwithstanding anything contained herein to the contrary, the obligations of Buyer and the Parents pursuant to Section 15(C)(ii) shall be limited to, and shall not exceed the Cap, provided, however, the Cap shall not apply to any Damages resulting from any fraud, knowing or intentional misrepresentation or breach or willful misconduct. For purposes of calculating the amount of Damages arising out of or relating to any inaccuracy or breach of any representation or warranty in Section 8, Materiality Qualifiers will be disregarded.

D.                  The representations, warranties contained in this Agreement or in any Related Agreement, and all related rights to indemnification, will survive the Closing as follows: (i) all of the representations and warranties of Seller Parties and the Members contained in this Agreement and the Closing Certificate, in each case other than the Fundamental Representations, will survive the Closing and terminate on the date that is twelve (12) months after the Closing Date; (ii) the Fundamental Representations, including the Fundamental Representations referenced in the Closing Certificate, will survive the Closing for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All other covenants, obligations and agreements contained in this Agreement will survive the Closing indefinitely.

E.                  If and to the extent that any Buyer Indemnified Party is entitled to indemnification pursuant to this Agreement (after giving effect to the limitations of the Cap on indemnification set forth in Section 15(A) and Section 15.B), such Buyer Indemnified Party will recoup all or any portion of any Damages to which such Buyer Indemnified Party is entitled by directing cash payment of, and Seller Parties and the Members will pay, monetary Damages from Seller Parties or the Members; provided that, with respect to any Damages for which a Buyer Indemnified Party is entitled to indemnification in accordance with this Section 15, each Member’s personal liability will be limited to the amount equal to (A) the total amount of such Damages multiplied by (B) such Member’s Pro Rata Share; provided further that Buyer may instead elect to offset such Damages (i) from the Holdback Escrow Amount; or (ii) from any amounts owed by Buyer to Seller pursuant to this Agreement. Such remedies are not exclusive of any other remedies the Purchaser Indemnified Persons may exercise at law or in equity to satisfy Sellers’ and the Members’ indemnification obligations hereunder.

F.                   If and to the extent that any Seller Indemnified Party is entitled to indemnification pursuant to this Agreement (after giving effect to the limitations of the Cap on indemnification set forth in Section 15.C), such Seller Indemnified Party will recoup all or any portion of any Damages to which such Seller Indemnified Party is entitled by directing cash payment of, and Buyer and Parent will pay, monetary Damages from Buyer or Parent.

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G.                 The Holdback Escrow Amount, less any amounts that have been released to compensate any Buyer Indemnified Party for Damages as provided in this Section 15), will be released to Seller within ten (10) Business Days after the date that is twelve (12) months after the Closing Date (the “Holdback Release Date”) in accordance with the Holdback Escrow Agreement; provided, however, that any portion of the Holdback Escrow Amount that is necessary to satisfy any pending claims for indemnification pursuant to this Section 15 specified in a written notice delivered to Seller prior to 11:59 p.m., Mountain Time on at least three business days prior to the Holdback Release Date will not be payable to Seller hereunder until final resolution of all such claims, at which time the amount of the Holdback Escrow Amount held back to satisfy such pending claims, to the extent not released to compensate any Buyer Indemnified Party for Damages as provided in this Section 15 will be released to Seller in accordance with the Holdback Escrow Agreement.

16.                  Inability to Assign Contracts.

A.                 Notwithstanding anything to the contrary contained in this Agreement or in any Related Agreement, to the extent that the assignment or attempted assignment to Buyer of any Contract or Permit that is included among the Purchased Assets (each, an “Assigned Contract”), or any claim, right or benefit arising thereunder or resulting therefrom, is prohibited by any Law, or would require any consent, waiver, authorization, notice or novation by any Person, and such consent, waiver, authorization, notice or novation has not been obtained or made prior to the Closing in a form and substance reasonably acceptable to Buyer, or with respect to which any attempted assignment would be ineffective or would materially and adversely affect the rights of Seller or Purchaser thereunder, then neither this Agreement nor any Related Agreement will constitute an assignment or attempted assignment thereof, and the same will not be assigned at the Closing.

B.                  Both prior and subsequent to the Closing, Seller will use reasonable efforts and cooperate with Buyer to obtain promptly all consents, waivers, authorizations or novations and to timely give all notices required with respect to the Assigned Contracts, in form and substance reasonably acceptable to Buyer. Seller will bear and pay the cost of all filing, recordation and similar fees and Taxes payable to any Governmental Authority in connection with the assignment of the Assigned Contracts and any additional fees or charges (howsoever denominated) required by any Person in connection with the assignment of any of the Assigned Contracts or any related consent, waiver, authorization, novation or notice.

C.                  If any consent, waiver, authorization, novation or notice that is necessary for the effective assignment to Buyer of any Assigned Contract cannot be obtained or made and, as a result, the material benefits of such Assigned Contract cannot be provided to Buyer following the Closing as otherwise required in accordance with this Agreement, then Seller will use commercially reasonable efforts to, with respect to any such Assigned Contracts, for a period of six months, cooperate with Buyer in any reasonable arrangement designed to provide Buyer with the rights and benefits under such Assigned Contract, including enforcement for the benefit of Buyer of any and all rights of Seller against any other party to such Assigned Contract arising out of any breach or cancellation of such Assigned Contract by such other party and, if requested by Buyer, acting as an agent on behalf of Buyer. Once any such consent, waiver, authorization, or novation is obtained or notice is properly made in form and substance reasonably acceptable to Buyer, Seller will assign such Assigned Contract to Buyer at no additional cost to Buyer.

17.                  Restrictive Covenants.

A.                 From and after the Closing, Seller and each Member will keep confidential and not disclose to any other Person or use for such Person’s own benefit or the benefit of any other Person any confidential or non-public information regarding the Business. The obligation of Seller, the Members and their Affiliates under this Section 17(A) will not apply to information that: (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 17(A); (ii) is or becomes available to Seller or a Member on a non-confidential basis from a source not known (or reasonably expected) by Seller or such Member to be prohibited from disclosing such information; or (iii) is required to be disclosed by Law; provided, however, that in the case of a required disclosure under subsection (iii), Seller, a Member or such other Person, as applicable, will notify Buyer as early as reasonably practicable prior to disclosure to allow Purchaser to take appropriate measures to preserve the confidentiality of such information.

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B.                  As a material inducement to Buyer to enter into and perform its obligations under this Agreement, Seller and each Member agrees that, from the Closing Date through the three (3) year anniversary of the Closing Date (the “Non-Compete Restricted Period”), Seller and each Member will not, directly or indirectly own any interest in, manage, control, participate in (whether as an owner, officer, director, manager, employee, partner, agent, representative or otherwise), consult with, render services for, become employed by, or in any other manner engage in the Business or any business that competes directly with the Business within the State of Colorado. Nothing herein will prohibit any such Person from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of a corporation that is publicly traded, so long as Seller or such Member has no active participation in the business of such corporation. For purposes hereof, “competes directly with” shall mean a business which engages in the sale and/or distribution of medical and/or retail marijuana within twenty-five (25) miles of the Leased Real Property; such term shall expressly exclude any business (including, for the avoidance of doubt, any business activity of Lindsey Mintz, Deborah Dunafon or Terry Grossman ) which engages in the cultivation, manufacturing, sale and/or wholesale distribution of products derived from hemp or marijuana.

C.                  As a material inducement to Buyer to enter into and perform its obligations under this Agreement, from the Closing Date through the two (2)-year anniversary of the Closing Date (the “Non- Solicit Restricted Period”), Seller and each Member (i) will not, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any Person employed by Buyer or its Affiliates (or any successor to the Business); provided, however, that this Section 17C will not prohibit any such Person from (A) conducting any general solicitations in a newspaper, trade publication or other periodical or web posting not specifically targeted at any Person employed by Buyer or its Affiliates (or any successor to the Business), or (B) participating in job fairs, career fairs or similar recruiting events; and (ii) will not induce or attempt to induce any customer or other business relation of the Business into any business relationship that might materially harm Buyer or its Affiliates or the Business. Notwithstanding the foregoing, such foregoing restrictions shall expressly not prohibit Seller or any of its Members from: (x) engaging any independent contractors of Seller; or (y) directly or indirectly contacting, approaching or soliciting for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire Lindsey Mintz, Michelle Sandoval, DunMin Media, Nick Moscia and/or Rich Gilman.

D.                  As a material inducement to Buyer to enter into and perform its obligations under this Agreement, from and after the Closing, Seller and each Member will not, directly or indirectly denigrate or disparage Buyer or its Affiliates (including Parent) and their respective equityholders, managers, directors, officers, employees, independent contracts or representatives or the Business.

E.                  Seller and each Member acknowledges and agrees that in the event of a breach or alleged breach by such Person of any of the provisions of this Section 17, monetary damages will not constitute a sufficient remedy. Consequently, in the event of any such breach or alleged breach, Buyer, its Affiliates and their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance, injunctive relief, or both, or any other equitable remedies available to enforce or prevent any violations of the provisions hereof (including, without limitation, the extension of the Non-Compete Restricted Period or Non-Solicit Restricted Period, as applicable, by a period equal to (A) the length of the violation of this Section 17 plus (B) the length of any court proceedings necessary to stop such violation), in each case, without the requirement of posting a bond or proving actual damages.

18.               Release of Claims. Effective as of the Closing, except with respect to (a) any claim to enforce the terms of or any breach of this Agreement or any Related Agreement and (b) if (and only if) Member is an officer, member or director of Seller, any rights, if any, with respect to any directors’ and officers’ liability insurance policy (collectively, the “Unreleased Claims”), (i) each Member, on behalf of such Member and such Member’s predecessors, successors, assigns, next-of-kin, representatives, administrators, executors, trusts, agents, and any other Person claiming by, through or under any of the foregoing and (ii) Seller, on behalf of, as applicable, Seller, SG Land and their respective predecessors, successors, assigns, next-of-kin, representatives, administrators, executors, trusts, agents and any other Person claiming by, through or under any of the foregoing (collectively, the “Releasors”), unconditionally and irrevocably waives, releases and forever discharges Buyer and Parent and each of their respective Affiliates and each of their respective officers, managers, directors, equityholders, financing sources, advisors, consultants and representatives and any predecessors, successors or assigns of any of the foregoing (each, a “Released Person”), from any past, present or future dispute, claim, controversy, demand, right, obligation, Liability, action or cause of action of any kind or nature, whether unknown, unsuspected or undisclosed, related to any matters, causes, conditions, acts, conduct, claims, circumstances or events arising out of or related to the Business (collectively, the “Released Liabilities”), and none of any Member, Seller or any other Releasor will seek to recover any amounts in connection therewith or thereunder from any Released Person. Each Member and Seller represents on such Member’s or Seller’s own behalf and on behalf of its Releasors that none of such Releasors has asserted any claim against any Released Person for indemnification or otherwise and that none of such Releasors is aware of any claim by any of such Releasors (nor of any fact, circumstance or event that forms or would form the basis for any such claim) other than Unreleased Claims or claims that are waived, released and forever discharged under this Section 18. Each Member and Seller is aware that such Member and Seller, as applicable, and any of its Releasors may hereafter discover claims or facts in addition to or different from those that such Member, Seller or any of its Releasors now know or believe to be true with respect to the matters released herein, but that, except for the Unreleased Claims, it is the intention of such Member and Seller and their respective Releasors to fully and finally release all Released Liabilities and Liabilities of any nature related thereto that do exist, may exist or heretofore have existed. Each Member and Seller represents and warrants on such Member’s or Seller’s, as applicable, own behalf and on behalf of its respective Releasors to the Released Persons that none of any such Member, Seller or any of their respective Releasors has assigned or transferred or purported to assign or transfer to any Person all or any portion of, or any interest in any Released Liability or any Legal Proceeding or Liability that is or that purports to be released or discharged under this Section 18.

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19.               Governing Law. This Agreement and the agreements executed in connection herewith shall be governed by the laws of the State of Colorado (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of Colorado) as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies.

20.               Dispute Resolution. Subject to Section 21, any dispute between any of the Parties hereto or any claim by a Party against another Party arising out of or relating to this Agreement, the agreements entered into in connection herewith, or relating to any alleged breach hereof or thereof shall be determined by arbitration in accordance with the rules then in force of the American Arbitration Association. The arbitration proceedings shall take place in Denver, Colorado or such other location as the Parties in dispute may agree upon. The arbitration proceedings shall be subject to the substantive laws of the State of Colorado. There shall be one arbitrator, as shall be agreed upon by the Parties in dispute, who shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. In the absence of such an agreement, each Party in dispute shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator, such third arbitrator shall be appointed by the American Arbitration Association at the request of any of the Parties in dispute. The decision rendered by the arbitrator shall be accompanied by a written opinion in support thereof. Such decision shall be final and binding upon the Parties in dispute without right of appeal. Judgment upon any such decision may be entered into in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the decision in an order of enforcement. Costs of the arbitration shall be assessed by the arbitrator against all or any of the Parties in dispute and shall be paid promptly by the Party or Parties so assessed.

21.               Specific Performance. The Parties agree that if any Party hereto is obligated to, but nevertheless does not, perform any covenant, agreement or obligation set forth in this Agreement or any of the Related Agreements, then any other Party, in addition to all other rights or remedies, shall be entitled to the remedy of specific performance mandating that the other Party or Parties perform such covenant, agreement or obligation. In an action for specific performance by any Party against any other Party, the other Party shall not plead adequacy of damages at law.

22.               Further Assurances. From time to time after the Closing Date, at Buyer’s request, and without further consideration from Buyer, Seller Parties and the Members shall execute and deliver such other instruments of conveyance and transfer and take such other actions as Buyer reasonably may require to convey, transfer to and vest in Buyer and to put Buyer in possession of the Purchased Assets.

23.               Waiver of Compliance; Consents. Any failure of Seller or the Members on the one hand, or Buyer on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Buyer or by Seller, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 23.

24.              Post-Closing Payments. After the Closing Date, Seller and the Members will cause any financial institution to which any cash, checks or other instruments of payment are delivered to an account not transferred to Buyer on the Closing Date with respect to the Purchased Assets or the Assumed Liabilities, including, without limitation, funds relating to any accounts receivable or any other Purchased Assets, through any “lock-box” or similar arrangement, to immediately remit same to Buyer, but in all cases within five (5) Business Days after receipt thereof. To the extent not remitted immediately to Buyer, Buyer may offset such amounts against any obligation of Buyer to Seller or the Members now or hereafter existing. Seller shall periodically provide Buyer with such additional evidence or supporting detail as Buyer may reasonably request regarding particular payments or outstanding accounts included in the Purchased Assets or the Assumed Liabilities.

25.               Expenses. Each Party will pay its own legal, accounting and other expenses incurred by such Party or on its behalf in connection with this Agreement and the transactions contemplated herein and all such fees incurred by Sellers, any Member and any of their Affiliates at or prior to the Closing (the “Seller Transaction Expenses”) are deemed Excluded Liabilities.

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26.               Legend. Seller acknowledges and agrees that the certificates representing Parent Common Stock pursuant to this Agreement may contain a legend in form acceptable to Buyer, including the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK UP PROVISION BETWEEN THE COMPANY AND THE STOCKHOLDER SET FORTH IN A SEPARATE LOCK-UP AGREEMENT. A COPY OF SUCH LOCK-UP AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK-UP AGREEMENT.

27.               Notices. All notices and other communications hereunder will be in writing and will be deemed received (i) on the date of delivery if delivered personally or by messenger service, (ii) on the date of confirmation, by reply email, of receipt of transmission by email (or, the first Business Day following such receipt if (x) the date is not a Business Day or (y) confirmation of receipt is given after 5:00 p.m., Mountain Time) or (z) on the date of confirmation of receipt if delivered by a nationally recognized courier service (or, the first Business Day following such receipt if (a) the date is not a Business Day or (b) confirmation of receipt is given after 5:00 p.m., Mountain Time), to the Parties at the addresses set forth on the signature pages hereto (or at such other addresses or email addresses for a Party as will have been specified by like notice).

28.               Appointment of Seller as Agent. Each Member (a) hereby irrevocably constitutes and appoints Seller as such Member’s agent, attorney in fact and representative, with full power to do any and all things on behalf of such Member, and to take any action required or contemplated to be taken by such Member, under this Agreement or any Related Agreement or in connection with any transaction contemplated hereby or thereby and (b) will be bound by all actions taken by Seller regarding this Agreement or any Related Agreement or in connection with any transaction contemplated hereby or thereby. Buyer and Parent (i) will at all times be entitled to rely upon any communication with Seller (including any document or other writing executed by Seller) as being binding with respect to each Member, (ii) will have no obligation to otherwise communicate with any Member (including regarding indemnification) and (iii) will not be liable to any Member for any action taken or omitted to be taken by Buyer or Parent in reliance on this Section 28.

29.               Reserved.

30.               Press Release and Public Announcements. Except as otherwise required by Law, no Party will and will not permit any of their respective Affiliates, representatives or advisors to, issue or cause the publication of any press release or make any other public announcement, including any tombstone advertisements or any announcements to employees, customers or suppliers of Seller or the Business with respect to the transactions contemplated by this Agreement and the Related Agreements without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

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31.               Miscellaneous.

A.                  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

B.                  In this Agreement: (a) the headings are for convenience of reference only and will not affect the meaning or interpretation of this Agreement; (b) the words “herein,” “hereunder,” “hereby” and similar words refer to this Agreement as a whole (and not to the particular sentence, paragraph, Article or Section where they appear); (c) terms used in the plural include the singular, and vice versa, unless the context clearly requires otherwise; (d) unless otherwise required by the context in which they appear, the terms “assets” and “properties” are used interchangeably; (e) unless expressly stated herein to the contrary, reference to any document (except for any reference to a document in the Disclosure Schedule) means such document as amended or modified and as in effect from time to time in accordance with the terms thereof; (f) unless expressly stated herein to the contrary, reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and as in effect from time to time, including any rule or regulation promulgated thereunder; (g) the words “including,” “include” and variations thereof are deemed to be followed by the words “without limitation”; (h) “or” is used in the sense of “and/or”; “any” is used in the sense of “any or all”; and “with respect to” any item includes the concept “of” such item or “under” such item or any similar relationship regarding such item; (i) unless expressly stated herein to the contrary, reference to a document, including this Agreement, will be deemed to also refer to each annex, addendum, exhibit, schedule or other attachment thereto; (j) unless expressly stated herein to the contrary, reference to an Article, Section, Schedule, Disclosure Schedule, or Exhibit is to an article, section, schedule, the Disclosure Schedule, or exhibit, respectively, of this Agreement; (k) when calculating a period of time, the day that is the initial reference day in calculating such period will be excluded and, if the last day of such period is not a Business Day, such period will end on the next day that is a Business Day; (l) with respect to all dates and time periods in or referred to in this Agreement, time is of the essence; (m) unless otherwise required by the context in which they appear, the terms “shall” and “will” are used interchangeably; and (n) the phrase “the date hereof” means the date of this Agreement, as stated in the first paragraph hereof; All dollar ($) references in this Agreement are to United States dollars and all amounts that are to be calculated or paid hereunder will be calculated or paid in United States dollars. The Parties acknowledge and agree that any reference herein or in the Disclosure Schedule to documents having been furnished, delivered, made available or disclosed to Buyer, or words of similar import, will be deemed to refer to such documents as were made available and accessible to Buyer and Buyer’s representatives for their review by posting to the “Project Colt” folder in the electronic data room hosted by Dropbox.com before 5:00 p.m., Mountain Time, on the date that is three (3) Business Days prior to the date hereof.

C.                  This Agreement and all of the provisions hereof and the other documents or agreements contemplated hereby shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder or under any of the other documents or agreements contemplated hereby shall be assigned by any Party without the prior written consent of the other Parties, except that Parent or Buyer may assign this Agreement and any Related Agreement to any Affiliate of Parent or Buyer, any successor to Parent, Buyer, the Business or to any lender (or agent on behalf of such lenders) as collateral security for the obligations or Parent or Buyer to such lenders. This Agreement constitutes the product of the negotiation of the Parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any Party based upon the source of the draftsmanship hereof. This Agreement may be executed in separate counterparts, each of which when so executed shall be an original, but all of such counterparts shall together constitute but one and the same instrument. This Agreement, which term as used throughout includes the Exhibits and Schedules hereto, embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon it will constitute the agreement of Buyer, Parent, Seller Parties and the Members with respect to the subject matter hereof.

BUYER:

BY: DOUBLE BROW, LLC

BY: SCHWAZZE COLORADO, LLC, THE SOLE MEMBER OF DOUBLE BROW, LLC

BY: MEDICINE MAN TECHNOLOGIES, INC. DBA SCHWAZZE, THE SOLE MEMBER OF SCHWAZZE COLORADO, LLC

By: /s/ Daniel Pabon

Name: Daniel Pabon

Title: General Counsel and Chief Government Affairs Officer

PARENT:

MEDICINE MAN TECHNOLOGIES, INC. DBA SCHWAZZE

By: /s/ Daniel Pabon

Name: Daniel Pabon

Title: General Counsel and Chief Government Affairs Officer

Address for notices pursuant to Section 28:

Medicine Man Technologies, Inc.

4880 Havana Street, Suite 201

Denver, Colorado 80239

Attention: Dan Pabon

Email Address: dan@medicinemantechnologies.com

with a copy to (not constituting notice):

Perkins Coie LLP

1900 Sixteenth Street

Suite 1400

Denver, Colorado 80202

Attention: Kester Spindler

Email Address: kspindler@perkinscoie.com

[Signature Page to Asset Purchase Agreement]

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If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon it will constitute the agreement of Buyer, Parent, and Seller Parties and the Members with respect to the subject matter hereof.

SELLER:

SMOKING GUN, LLC

By: /s/ Lindsey Mintz

Name: Lindsey Mintz

Title:

Managing Member

SMOKING GUN LAND COMPANY, LLC

By: /s/ Lindsey Mintz

Name: Lindsey Mintz

Title:

Managing Member

Address for notices pursuant to Section 28 for the Seller Parties and the Members:

Smoking Gun Land Company, LLC

455 N. Sherman Street, Suite 110

Denver, CO 80203

Attention: Rich Gilman

Email Address: rich@richgilmancpa.com

with a copy to (not constituting notice):

Moye White LLP

1400 16th Street, 6th Floor

Denver, CO 80202

Attention: Garrett Graff

Email Address: garrett.graff@moyewhite.com

25

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon it will constitute the agreement of Buyer, Parent, Seller Parties and the Members with respect to the subject matter hereof.

MEMBERS:

/s/ Deborah Dunafon

Deborah Dunafon

/s/ Ralph Riggs

Ralph Riggs

/s/ George Miller

George Miller

/s/ Lindsey Mintz

Lindsey Mintz

/s/ Terry Grossman

Terry Grossman

/s/ Annette Gilman

Annette Gilman

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SCHEDULE 1(A)(i)

Purchased Assets

All of the tangible and intangible assets of Seller Parties used or held for use in the Business, except for the Excluded Assets set forth on Schedule 1(A)(ii).

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SCHEDULE 1(A)(ii)

Excluded Assets

1.   All tangible and intangible assets of SG Land which are unrelated to the Leased Real Property, the Business and/or the Purchased Assets including, without limitation, (i) that certain Ground Lease Agreement by and between SG Land and the Anthony Marino Family Trust, dated October 13, 2014; and (ii) any rental or other proceeds arising out of that certain lease by and between Seller and SG Land; and (iii) any other unrelated agreements to which SG Land is a party, or proceeds derived therefrom.

2.   Cash of SG Land, whether or not derived from the Leased Real Property, the Business and/or the Purchased Assets.

3. Cash of Seller, except for the Minimum Cash.

4. That certain lease by and between Seller and TEMFinancial relating to the automated teller machine (ATM) situated upon the Leased Real Property, and any cash therein.

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SCHEDULE 2

Assumed Liabilities

None.

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SCHEDULE 5(A)

Inventory Valuation Principles

Calculated at an actual cost basis of the Inventory, determined using the last purchase price for each item of Inventory paid by Seller to purchase the applicable Inventory.

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SCHEDULE 5(C)

Purchase Price Allocation Methodology Smoking Gun, LLC

Total Consideration Allocation to Seller: $700,000.00 plus Closing Stock Consideration, subject to any adjustments to the Closing Cash Consideration to be paid by Buyer or Seller pursuant to the Agreement.

Class	Tax Description – Section 1060 Categories	Allocation
Class I	Cash and general deposit accounts (including savings and checking accounts) other than certificates of deposits.	$750.00
Class II	Actively traded personal property including certificates of deposit and foreign currency. Examples of actively traded personal property are U.S. government securities and publicly traded stock.	$0.00
Class III	Accounts receivable, mortgages, and credit card receivables from customers which arise in the ordinary course of business.	$0.00
Class IV	Stock in trade or other property of a kind which would properly be included in inventory if on hand at the close of the year, or property held by the taxpayer primarily for sale to customers in the ordinary course of business.	Fair market value as of the Closing Date.
Class V	Assets other than Class I, II, III, IV, VI, and VII assets. (i.e., PP&E)	Net book value based on straight line depreciation determined in accordance with GAAP as of immediately prior to the Closing.
Class VI	All Section 197 intangibles as defined in IRC Sec. 197, except goodwill and going concern value. (i.e., licenses)	$0.00
Class VII	Goodwill and Going Concern Value	Residual amount of Total Consideration Allocation to Seller.

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Smoking Gun Land, LLC

Total Consideration Allocation to SG Land: $3,300,000.00; plus any Earn Out Payments, as applicable.

Class	Tax Description – Section 1060 Categories	Allocation
Class I	Cash and general deposit accounts (including savings and checking accounts) other than certificates of deposits.	$0.00
Class II	Actively traded personal property including certificates of deposit and foreign currency. Examples of actively traded personal property are U.S. government securities and publicly traded stock.	$0.00
Class III	Accounts receivable, mortgages, and credit card receivables from customers which arise in the ordinary course of business.	$0.00
Class IV	Stock in trade or other property of a kind which would properly be included in inventory if on hand at the close of the year, or property held by the taxpayer primarily for sale to customers in the ordinary course of business.	$0.00
Class V	Assets other than Class I, II, III, IV, VI, and VII assets. (i.e., PP&E)	Total amount of Total Consideration Allocation to SG Land, other than any Earn Out Payments.
Class VI	All Section 197 intangibles as defined in IRC Sec. 197, except goodwill and going concern value. (i.e., licenses)	$0.00
Class VII	Goodwill and Going Concern Value	Residual amount of Total Consideration Allocation to SG Land.

“Escrow Agreement” means that certain Escrow Agreement, dated as of the date hereof, by and between Buyer, Seller and the Escrow Agent.

“Fundamental Representations” means the representations and warranties set forth in Section 6.A, Section 6.B, Section 6.C, Section 6.D, Section 6.E, Section 6.K, Section 7.A, Section 7.B, Section 7.C, Section 7.D, Section 7.E, Section 7.F, Section 8.A, Section 8.B, Section 8.C and Section 8.D.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any nation, state or province or any municipal or other political subdivision thereof, and any agency, commission, department, board, bureau, official, minister, tribunal or court, whether national, state, provincial, local, foreign, multinational or otherwise, exercising executive, legislative, judicial, regulatory or administrative functions of a nation, state or province or any municipal or other political subdivision thereof, and any arbitrator or arbitral body.

“Gross Sales” means the selling price of all merchandise or services sold in any part of the real property premises, building, designated parking and all other improvements, now existing or installed in the future, on the real property premises leased pursuant to the Ground Lease Sublease Agreement (the “Premises”) from any Regulated Marijuana Business (as defined by MED regulation, and as such may be amended from time to time) thereupon including, but not limited to: (i) those sales or reservations that are made online, provided that the merchandise or services comes directly from the Premises; (ii) sales deriving from any hospitality business (e.g. a Retail Marijuana Hospitality and Sales Business or a Marijuana Hospitality Business License (as each term is defined by MED regulation, and as such may be amended from time to time); (iii) delivery services for merchandise that comes directly from the Premises, or otherwise, but in all circumstances, to the extent such sales are fulfilled with inventory from the Premises; provided, however, Gross Sales shall exclude (a) returns made to and refunds made by Buyer upon transactions otherwise included within Gross Sales; (b) the amount of any city, county, state or federal sales, luxury, or excise tax on such sales which is added to the selling price or absorbed therein; (c) bad debt expenses with respect to merchandise sold on credit or purchased by check; (d) any charges paid to the issuers of credit cards and for check authorization fees; (e) any insurance proceeds received in any manner relating to the Premises; and (f) any discounts or coupons netted against sales.

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“Ground Lease” means that certain Amended and Restated Ground Lease Agreement, dated as of January 22, 2015, by and between Anthony Marino Family Trust, as landlord, and SG Land, as tenant.

“Ground Lease Sublease Agreement” means that certain Sublease Agreement, by and between Purchaser and SG Land, in substantially the form attached hereto as Exhibit E.

“Ground Lease Sublease Memorandum” means that certain Memorandum of Sublease Agreement, by and among Purchaser and SG Land, in substantially the form attached hereto as Exhibit F.

“Holdback Escrow Agent” means VAI, LLC (d/b/a Xcrow), a Colorado limited liability company.

“Holdback Escrow Agreement” means that certain Escrow Agreement, in form and substance reasonably satisfactory to Buyer and Seller, by and among Seller, Buyer and the Holdback Escrow Agent.

“Holdback Escrow Amount” means $100,000.

“Indebtedness” means, without duplication, any Liability under or for any of the following (excluding any trade payable incurred in the Ordinary Course of Business), including any accrued interest, fees or other expenses regarding any of the foregoing, including any prepayment penalties or premiums, consent fees, break fees or similar payments or contractual charges: (a) indebtedness for borrowed money (including as a guarantor or if guaranteed or for which a Person is otherwise liable or responsible, including an obligation to assume indebtedness); (b) note, bond, debenture or similar instrument (including a letter of credit); (c) surety bond; (d) swap, hedging or similar Contract; (e) capital lease; (f) banker acceptance; (g) purchase money mortgage, indenture, deed of trust or other purchase money lien or conditional sale or other title retention Contract; (h) the deferred purchase price of property or services with respect to which such Person is liable (regardless of how structured), contingently or otherwise, as obligor or otherwise; or (i) Liability secured by any Encumbrance on any asset or property.

“Intellectual Property” means, collectively: (a) all rights (anywhere in the world, whether statutory, common law or otherwise) in or affecting intellectual or industrial property or other proprietary rights, including with respect to the following: (i) patents and applications therefor, and patents issuing thereon, including continuations, divisionals, continuations-in-part, reissues, reexaminations, renewals and extensions; (ii) copyrights and registrations and applications therefor, works of authorship, “moral” rights and mask work rights; (iii) domain names, uniform resource locators and other names and locators associated with the internet, including applications and registrations thereof; (iv) telephone numbers; (v) trademarks, trade dress, trade names, logos and service marks, together with the goodwill symbolized by or associated with any of the foregoing and any applications, registrations and renewals therefore; (vi) all technology, ideas, research and development, inventions, manufacturing and operating specifications and processes, schematics, know-how, formulae, customer and supplier lists, shop rights, designs, drawings, patterns, Trade Secrets, confidential information, technical data, databases, data compilations and collections, web addresses and sites, software, computer architecture, and documentation; (vii) all other intangible assets, properties or rights; and (viii) the right to file applications and obtain registrations for any of the foregoing and claim priority thereto; (b) all claims, causes of action and rights to sue for past, present and future infringement or misappropriation of the foregoing, and all proceeds, rights of recovery and revenues arising from or pertaining to the foregoing; and (c) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

“Law” means any applicable provision of any constitution, treaty, statute, law (including the common law), rule, regulation, ordinance, guidance, code or order enacted, adopted, issued or promulgated by any Governmental Authority.

“Legal Proceeding” means any claim (whether or not commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority) or other action, suit, arbitration, mediation, claim, audit, investigation, demand, hearing, petition, dispute, controversy, complaint, charge, inquiry, litigation, proceeding or administrative investigation.

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“Liability” means any indebtedness, loss, damage, adverse claim, fine, penalty, Tax, liability, responsibility or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), including all costs and expenses relating thereto.

“Material Contract” means any of the following Contract to which Seller is a party or by which any of its assets or properties is bound: (a) any Real Property Lease; (b) any Contract (or group of related Contracts) for the lease or license of personal property (including Intellectual Property) to or from any Person; (c) any agreements or series of related agreements with distributors involving aggregate payments to Seller in excess of $25,000 in any twelve (12) month period; (d) any Contract (or group of related Contracts) for the purchase or sale of supplies, products or other personal property, or for services provided, involving aggregate payments by Seller in excess of $25,000 in any twelve (12) month period; (e) any Contract concerning a partnership or joint venture; (f) any Contract involving non-disclosure, confidentiality, non- competition or non-solicitation; (g) any Contract under which Seller has made any advance or loan to any other Person, including any of Seller’s officers, directors, managers or employees; or (h) any settlement, conciliation or similar Contract.

“Materiality Qualifier” means any qualification for or references to “materially,” “materiality,” “material,” “in all material respects” and words of similar import.

“MED” means the Colorado Marijuana Enforcement Division.

“MED Approval” means any and all approvals from MED required under applicable Law for (a) the transfer by Seller to Buyer of any Permit or (b) the consummation of the transactions contemplated by this Agreement.

“Order” means any order, conciliation, settlement, stipulation, ruling, requirement, notice, directive, award, decree, judgment or other determination of any Governmental Authority.

“Ordinary Course of Business” means, with respect to Seller, the ordinary course of business of Seller or Seller consistent with its or their past regular custom and practice, including, as applicable, with respect to quantity and frequency.

“Parent Common Stock” means unregistered shares of the common stock, par value $0.001, of Parent.

“Per Parent Share Price” means the volume weighted average price per share of Parent Common Stock for the prior ten (10) consecutive trading days, as determined in reasonable good faith by Buyer on the date that is three (3) Business Days prior to the Closing Date.

“Permit” means any permit, registration, approval, license, certificate or authorization issued by any Governmental Authority or quasi-governmental or self-regulatory body.

“Person” means any Governmental Authority, individual, partnership, limited liability company, association, corporation or other entity or organization.

“Pro Rata Share” means, with respect to each Member, the percentage equal to such Member’s percentage ownership of the issued and outstanding membership interests of Seller as of the date hereof.

“Related Agreements” means the Bill of Sale, the Intellectual Property Assignment Agreement, the Closing Certificate, the Lockup Agreement and all other documents, agreements and instruments executed and delivered in connection with this Agreement.

“Seller’s Knowledge” means the actual knowledge of Lindsey Mintz, Deborah Dunafon and Ralph Riggs.

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“Tax” means (a) all federal, state, and local and foreign income, gross receipts, sales, use, production, ad valorem, value-added, transfer, franchise, registration, profits, capital gains, business, license, lease, service, service use, withholding, payroll, social security, disability, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes of any kind whatsoever, including Liabilities under escheat and unclaimed property Laws, (b) all other fees, assessments or charges in the nature of a tax, (c) any fine, penalty, interest or addition to tax with respect to any amounts of the type described in (a) and (b) above, and (d) any Liability for the payment of any amounts of the type described in clauses (a)-(c) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, by Contract, as a transferee or successor, by operation of Law or otherwise.

“Tax Return” means any return, declaration, report, filing, claim for refund or information return or statement relating to any Tax, including any schedule or attachment thereto and including any amendment thereof, that is filed or required to be filed with any Governmental Authority or provided or required to be provided to a payee.

35

EXHIBIT B

Form of Bill of Sale and Assignment and Assumption Agreement

[See attached.]

36

FINAL FORM

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale and Assignment and Assumption Agreement (this “Agreement”) is made and entered into as of November [●], 2021 by and among Smoking Gun, LLC, a Colorado limited liability company (“Seller”), Smoking Gun Land Company, LLC, a Colorado limited liability company (“Smoking Gun Land” and, together with Seller, “Sellers”) and Double Brow, LLC, a Colorado limited liability company (“Buyer”). Capitalized terms used and not defined herein will have the respective meanings assigned to such terms in that certain Asset Purchase Agreement, dated as of November [●], 2021, by and among Sellers, Buyer, Medicine Man Technologies, Inc. (d/b/a Schwazze), a Nevada corporation, and the Members party thereto (the “Asset Purchase Agreement”).

Pursuant to the Asset Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing, (a) Seller and Smoking Gun Land, as applicable, do hereby sell, assign, transfer, convey and deliver to Buyer, and its successors and assigns, all of Seller’s and Smoking Gun Land’s, as applicable, right, title, and interest in and to the Purchased Assets, and (b) Buyer does hereby assume from Seller the Assumed Liabilities.

Buyer hereby agrees to execute and deliver to Sellers, and Seller and Smoking Gun Land hereby agree to execute and deliver to Buyer, such further instruments of transfer, assignment and assumption, and take such other action as Sellers or Buyer may reasonably request, to more effectively transfer to, assign to, and vest in Buyer each item of the Purchased Assets, and to evidence Buyer’s assumption of the Assumed Liabilities.

The representations, warranties, covenants and agreements of the parties hereto and the terms and conditions set forth in the Asset Purchase Agreement will survive the execution and delivery of this Agreement and will not be merged herein or integrated herewith.

All terms and conditions of, and all representations, warranties, covenants and agreements relating to, the transactions contemplated by the Asset Purchase Agreement are set forth in the Asset Purchase Agreement. To the extent that any provision of this Agreement is inconsistent or conflicts with the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement will control. Nothing contained in this Agreement will be deemed to supersede, enlarge, limit or otherwise modify any of the rights, obligations, agreements, covenants, representations or warranties contained in the Asset Purchase Agreement.

The parties hereto may cause this Agreement to be amended at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto. This Agreement will not be assigned to any other Person, except Buyer may assign this Agreement to any Affiliate of Buyer, any purchaser of all or substantially all of the Purchased Assets, or any financing source as a collateral assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

This Agreement and all Legal Proceedings arising hereunder will be governed by and construed in accordance with the Laws of the State of Colorado without reference to such state’s principles of conflicts of Law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of and venue in any state or federal court located in the State of Colorado (and of and in any court to which an appeal of the decisions of any such court may be taken), in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the State of Colorado for such persons, and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process; provided, however, that any party hereto will be entitled to seek injunctive or other equitable relief in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein in any forum having proper legal jurisdiction over such matter.

37

TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

This Agreement may be executed and delivered by each party hereto in separate counterparts (including electronic portable document format (.PDF) or similar format), each of which when so executed and delivered will be deemed an original and all of which taken together will constitute one and the same agreement. This Agreement will become effective when, and only when, each party hereto delivers a counterpart hereof to each other Party. This Agreement may be executed by .PDF signature, and a .PDF signature will constitute an original signature for all purposes.

[The remainder of this page is intentionally left blank.]

38

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first written above.

BUYER:

BY: DOUBLE BROW, LLC

BY: SCHWAZZE COLORADO, LLC, THE SOLE MEMBER OF DOUBLE BROW, LLC

BY: MEDICINE MAN TECHNOLOGIES, INC. DBA SCHWAZZE, THE SOLE MEMBER OF SCHWAZZE COLORADO, LLC

By: __________________________

Name:

Title:

39

SELLER:

SMOKING GUN, LLC

By: __________________________

Name:

Title:

SMOKING GUN LAND:

SMOKING GUN LAND COMPANY, LLC

By: __________________________

Name:

Title:

40

EXHIBIT C

Form of Lock-Up Agreement

[See attached.]

41

FINAL FORM

LOCK-UP AGREEMENT

[●]

Medicine Man Technologies, Inc.

4880 Havana Street, Suite 201

Denver, CO 80239

Attn: Dan Pabon, General Counsel

Ladies and Gentlemen:

In connection with Section 10(D)(xiv) of the Asset Purchase Agreement, dated [●], by and among Medicine Man Technologies, Inc., a Nevada corporation (“Parent”), Double Brow, LLC, a Colorado limited liability company, Smoking Gun, LLC, a Colorado limited liability company, Smoking Gun Land Company, LLC, a Colorado limited liability company and each Member as defined therein (the “Purchase Agreement”), the undersigned (the “Securityholder”) has agreed to deliver this Lock-Up Agreement (this “Lock-Up Agreement”) to Parent with respect to the shares of Parent Common Stock the Securityholder acquired under the Purchase Agreement (the “Shares”). All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

1.                  In consideration of issuance of Parent Common Stock, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securityholder agrees that the Securityholder will not (and any transferee of Shares held or formerly held by the Securityholder may not), without the prior written consent of Parent, directly or indirectly, assign, sell, pledge, contract to sell (including any short sale), grant any option to purchase, enter into any contract to sell or otherwise dispose of or transfer (collectively, “Transfer”) any Shares before and including six (6) months from the date of the Securityholder’s acquisition of the Shares (the “Issue Date”). Thereafter, the Securityholder will only (and any transferee of the Shares held or formerly held by the Securityholder may only) Transfer (a) up to an aggregate of 25% of the Shares at any time following the six (6) month anniversary of the Issue Date until the twelve month anniversary of the Issue Date, (b) together with any Shares Transferred under clause (a), up to an aggregate of 50% of the Shares at any time following the twelve month anniversary of the Issue Date until the eighteen month anniversary of the Issue Date, and (c) up to all of the Shares any time following the eighteen month anniversary of the Issue Date. All Transfers of Shares may be liquidated at a daily rate of no more than 5% of the preceding five (5) day average volume of the Company’s Common Stock on any given trading day.

2.                  Any Transfer by the Securityholder (or any transferee of Shares held or formerly held by the Securityholder) is subject to and conditioned upon the intended recipient’s delivery to Parent of a written undertaking, in substantially the form of this Lock-Up Agreement, in form and substance acceptable to Parent, pursuant to which the intended recipient agrees to be bound by substantially the same restrictions as set forth in this Lock-Up Agreement (including, without limitation, this Section 2). Any purported Transfer of any Shares by the Securityholder (or any transferee of Shares held or formerly held by the Securityholder) not made in compliance with the requirements of Section 1 and/or Section 2 shall be null and void ab initio, shall not be recorded on the books of Parent or its transfer agent and shall not be recognized by Parent.

3.                  The Securityholder hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any agreement between Parent and the Securityholder, this Lock-Up Agreement supersedes and controls such agreement.

4.                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without regard to the conflicts of laws principles thereof. The Securityholder hereby irrevocably agrees that any suit or proceeding arising directly or indirectly pursuant to or under this Lock-Up Agreement shall be brought solely in a federal or state court located in the City and County of Denver, Colorado. By its execution of this Lock-Up Agreement, the Securityholder hereby covenants and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City and County of Denver, Colorado and agrees that any process in any such action may be served upon it personally, or by certified mail or registered mail upon it or its agent, return receipt requested, with the same full force and effect as if personally served upon it in Denver, Colorado. The Securityholder waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

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5.                  The Securityholder hereby represents and warrants that the Securityholder has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if applicable), executed and delivered by the Securityholder and is a valid and binding agreement of the Securityholder. All authority conferred or agreed to be conferred in this Lock-Up Agreement shall survive the death or incapacity of the Securityholder and any obligations of the Securityholder shall be binding upon the heirs, personal representatives, successors and assigns of the Securityholder.

Very truly yours,

______________________________

(Signature)

______________________________

(Print Name)

43

EXHIBIT D

Form of Intellectual Property Assignment Agreement

[See attached.]

44

FINAL FORM

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Assignment”), dated as of [●] (the “Effective Date”), is made by and between Smoking Gun, LLC, a Colorado limited liability company (“Assignor”) and Double Brow, LLC, a Colorado limited liability company (“Assignee”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement (the “Purchase Agreement”), dated as of [●], by and among Assignor, Smoking Gun Land Company, LLC, a Colorado limited liability company (“Smoking Gun Land”), Assignee, Medicine Man Technologies, Inc., a Nevada corporation and the Members party thereto.

WHEREAS, Assignor is the owner of the Assignor IP (as defined below);

WHEREAS, in accordance with the terms of the Purchase Agreement, Assignee is purchasing and assuming from Assignor and Smoking Gun Land the Purchased Assets, including all Assignor IP;

WHEREAS, to induce Assignee to enter into the Purchase Agreement and to consummate the transactions thereunder and as an express condition thereto, Assignor has agreed to assign to Assignee all of Assignor’s right, title, and interest in and to Assignor IP by executing and delivering this Assignment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                 Definitions. As used herein, the following terms have the following meanings:

“Assignor IP” means all Intellectual Property that is practiced by, held for practice by, owned (in whole or in part), purported to be owned (in whole or in part) by or licensed to Assignor, and in each case, used in connection with the Business.

“Copyrights” mean (i) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof, (ii) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and any applications for registration thereof, and (iii) moral rights under the laws of any jurisdiction.

“Domain Names” means all internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media accounts and pages, and all content and data thereon or relating thereto, whether or not Copyrights, that are used by Assignor, including, but not limited to, Domain Names listed or described on Exhibit A.

“Intellectual Property” means, collectively: (a) all rights (anywhere in the world, whether statutory, common law or otherwise) in or affecting intellectual or industrial property or other proprietary rights, including with respect to the following: (i) Patents and applications therefor and Patents issuing thereon, including continuations, divisionals, continuations-in-part, reissues, reexaminations, renewals and extensions; (ii) Copyrights and registrations and applications therefor, works of authorship, “moral” rights and mask work rights; (iii) Domain Names, uniform resource locators and other names and locators associated with the internet, including applications and registrations thereof; (iv) telephone numbers; (v) Trademarks, trade dress, trade names, logos and service marks, together with the goodwill symbolized by or associated with any of the foregoing and any applications, registrations and renewals therefore; (vi) all technology, ideas, research and development, inventions, manufacturing and operating specifications and processes, schematics, know-how, formulae, customer and supplier lists, shop rights, designs, drawings, patterns, Trade Secrets, confidential information, technical data, databases, data compilations and collections, web addresses and sites, software, computer architecture, and documentation; (vii) all other intangible assets, properties or rights; and (viii) the right to file applications and obtain registrations for any of the foregoing and claim priority thereto; (b) all claims, causes of action and rights to sue for past, present and future infringement or misappropriation of the foregoing, and all proceeds, rights of recovery and revenues arising from or pertaining to the foregoing; and (c) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

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“Patents” means all United States, international and foreign issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, all patents, applications, registrations, documents and filings claiming priority to or serving as a basis for priority thereof, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models).

“Trade Secrets” means trade secrets, inventions, invention disclosures, arts, processes, recipes, machines, plant growth processes, articles of manufacture, developments and improvements, technical expertise, research data, and proprietary and confidential information, know how, compositions, compositions of matter, technology, business methods, formulae, technical data and customer lists, tangible or intangible proprietary information, whether or not patented or the subject of an application for Patent and whether or not patentable, methods and process for making of them, and all documentation relating to any of the foregoing (whether in written or electronic form).

“Trademarks” means trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing.

2.                   Assignment. Assignor hereby irrevocably sells, assigns, transfers and conveys to Assignee, its successors, assigns, and legal representatives, all of its right, title and interest in and to any Assignor IP (collectively, the “Assigned IP”), and Assignor acknowledges that Assignee owns and will own all such existing and future right, title and interest in and to the Assigned IP, including, without limitation, Assignor’s right to claim priority rights deriving from any of the foregoing and Assignor’s right to sue for, settle and release past, present and future infringement of any of the foregoing. Without limiting the foregoing, Assignor acknowledges that, from and after the date hereof, Assignee has all of Assignor’s rights to use, sell, license, translate, copy, duplicate, record, broadcast, distribute, perform, display, add to, subtract from, arrange, rearrange, revise, modify, change, adapt and otherwise exploit the Assigned IP and any derivative works thereof in Assignee’s sole and absolute discretion.

3.                   Further Assurances. Assignor will, at its own cost and expense, promptly execute and deliver to Assignee any documents necessary to complete the timely transfer of the Assigned IP to Assignee. In addition, Assignor will, at Assignee’s expense (except to the extent that such cost and expense are related to or arise from any claim for which Assignee is entitled to indemnification or other recourse from Assignor pursuant to the Purchase Agreement), testify in any legal proceedings, sign all lawful papers, execute all divisional, continuing, reissue, reexamination and other applications, make all assignments and rightful oaths, and generally do everything possible to aid Assignee, its successors, assigns, and nominees to obtain and enforce proper protection for the Assigned IP in all countries, and asserts that it will not execute any agreements inconsistent therewith. Without limiting the foregoing, Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as Assignor’s agent and attorney-in-fact to act for and on its behalf and instead of Assignor, to execute and file any documents, applications or related filings and to do all other lawfully permitted acts in furtherance of the purposes set forth above in this paragraph, including, without limitation, the perfection of assignment and the prosecution and issuance of Patents, patent applications, copyright applications and registrations, or other rights in connection with such Assigned IP and improvements thereto with the same legal force and effect as if executed by Assignor.

4.                   Irrevocable and Binding Assignment. Assignor acknowledges that this Assignment is irrevocable and binding on Assignor’s successors and assigns. Assignor does not have the right to: (a) rescind any of the rights or waivers granted herein; (b) enjoin, restrain or otherwise hinder Assignee’s exercise of any of the rights granted herein; or (c) enjoin, restrain, or otherwise hinder, by court order or otherwise, the use, sale, license, translation, copying, duplication, recording, broadcasting, distribution, performance, display, addition to, subtraction from, arrangement, rearrangement, revision, modification, change, adaptation or other exploitation of the Assigned IP and any derivative works thereof.

5.                   Entire Agreement; Amendments. This Assignment together with the Purchase Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof which together supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Assignment may be modified only by a written agreement signed by both parties. For the avoidance of doubt, in the event of any conflict between this Assignment and the Purchase Agreement, the provisions of this Assignment shall govern in all respects. Nothing contained herein is intended to modify, limit or otherwise affect the representations, warranties, covenants, agreements, liabilities and indemnifications contained in the Purchase Agreement and such representations, warranties, covenants, agreements, liabilities and indemnifications will remain in full force and effect in accordance with the terms of such Purchase Agreement.

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6.                   Counterparts, Facsimile Signature. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment delivered by facsimile, e-mail or other means of electronic transmission, including a recognized electronic signature service, shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

7.                   Governing Law. The parties hereby agree that the governing law and venue provisions of the Purchase Agreement apply to this Assignment.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this Assignment to be executed and delivered by its duly authorized representative as of the Effective Date.

ASSIGNOR:

BY: SMOKING GUN, LLC

By: ______________________

Name:

Title:

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ASSIGNEE:

BY: DOUBLE BROW, LLC

BY: SCHWAZZE COLORADO, LLC, THE SOLE MEMBER OF DOUBLE BROW, LLC

BY: MEDICINE MAN TECHNOLOGIES, INC. DBA SCHWAZZE, THE SOLE MEMBER OF SCHWAZZE COLORADO, LLC

By: ______________________

Name:

Title:

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Exhibit A

Domain Names

1	https://www.smokingunapothecary.com

2	https://www.facebook.com/smokingunapothecary

3	https://www.instagram.com/smokinguncolorado

4	https://twitter.com/SmokinGunCO

50

EXHIBIT E

Form of Ground Lease Sublease Agreement

[See attached.]

51

GROUND SUBLEASE AGREEMENT

by and between

SMOKING GUN LAND COMPANY, LLC

A Colorado limited liability company

(SUBLANDLORD)

And

DOUBLE BROW, LLC

A Colorado limited liability company

(SUBTENANT)

Table of Contents

1.	PREMISES; PRIME LEASE		6
2.	SECURITY DEPOSIT		6
3.	TERM		7
	3.1	Initial Term	7
	3.2	Extended Terms	7
	3.3	Termination of Prime Lease	7
4.	RENT		7
	4.1	Rent Commencement Date	7
	4.2	Payment of Rent	7
	4.3	Rent Escalation	7
5.	CONDITION SUBSEQUENT		8
6.	CONDITION OF PROPERTY		8
	6.1	No Warranties	8
	6.2	Access	8
7.	ENVIRONMENTAL MATTERS		8
8.	LEASEHOLD TITLE POLICY		9
	8.1	Title; Survey	9
	8.2	Title Objections	9
9.		USE; PARKING	9
	9.1	Use	9
	9.2	Parking	9
10.	UTILITIES		9
11.	REPAIRS AND MAINTENANCE		9
12.	ALTERATIONS		10
13.	SIGNS		10
14.	TRADE AND OTHER FIXTURES		10
15.	PERMITS/LICENSES		10
16.	INSURANCE: RESTORATION OF DAMAGE		10
	16.1	Subtenant’s Insurance	10
	16.2	Sublandlord’s Insurance	11
	16.3	General Insurance Requirements	11
	16.4	Restoration of Damage to Building or Premises	11
	16.5	Waiver of Claims and Subrogation	12
17.	REPRESENTATIONS AND WARRANTIES OF SUBLANDLORD		12
	17.1	Authorization	12
	17.2	No Other Agreements	12
	17.3	Compliance	12
	17.4	No Condemnation or Special Assessments	12
	17.5	No Liens	12
	17.6	No Other Permitted Exceptions	13
	17.7	No Breach or Default	13

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	17.8	No Uncured Notices	13
	17.9	No Hazardous Wastes	13
	17.10	No Foreign Person	13
18.	REPRESENTATIONS AND WARRANTIES OF SUBTENANT		13
19.	INDEMNIFICATION BY PARTIES		13
	19.1	Indemnification by Subtenant	13
	19.2	Indemnification by Sublandlord	14
20.	ASSIGNMENT		14
21.	EMINENT DOMAIN		15
	21.1	Termination of this Sublease	15
	21.2	No Termination of this Sublease	15
22.	SURRENDER OF PREMISES; HOLDOVER TENANCY		15
	22.1	Ownership of Building; Surrender of Premises by Subtenant	15
	22.2	Holding Over	15
23.	DEFAULT		16
	23.1	Subtenant’s Monetary Default	16
	23.2	Other Subtenant Default	16
	23.3	Sublandlord’s Default	17
24.	RIGHT OF FIRST OFFER/OPTION		17
25.	INTENTIONALLY DELETED		17
26.	TAXES		18
	26.1	Taxes Defined	18
	26.2	Real Property Taxes	18
	26.3	Payment in Installments	18
	26.4	Right To Contest	19
	26.5	Personal Property Taxes	19
27.	QUIET ENJOYMENT		19
28.	BANKRUPTCY		19
29.	CHANGE OF OWNERSHIP		19
30.	ESTOPPEL, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT		20
	30.1	Estoppel Certificates	20
	30.2	Subordination, Nondisturbance, and Attornment	20
31.	FORCE MAJEURE		21
32.	LIENS		21
	32.1	Generally	21
	32.2	Sublandlord’s Lien	21
33.	CONFIDENTIAL INFORMATION		21
34.	BROKER’S FEES; REAL ESTATE COMMISSIONS		22
35.	DISPUTE RESOLUTION		22
	35.1	Arbitration	22
	35.2	Costs of Arbitration	22
36.	ATTORNEYS’ FEES		22
37.	GENERAL PROVISIONS		22
	37.1	Time of the Essence	22
	37.2	Governing Law	22

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37.3	Cooperation	22
37.4	Drafting	23
37.5	Complete and Binding Agreement	23
37.6	Survival	23
37.7	Severability	23
37.8	Exhibits	23
37.9	Further Acts	23
37.10	Attorneys’ Fees	23
37.11	Notices	23
37.12	Execution in Counterparts	24
37.13	No Beneficiaries	24
37.14	Relationship of Parties	24
37.15	Calendar and Business Days	24
37.16	Public Announcements	25
37.17	Extensions or Forbearances by Parties; Waiver	25
37.18	Time of the Essence	25
37.19	Reasonable Efforts to Mitigate	25
37.20	Operation of Business; “Go Dark” Provision	25
37.21	Entry and Inspection	25
37.22	Memorandum of Sublease	25

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GROUND SUBLEASE AGREEMENT

The Ground Sublease Agreement (this “Sublease”) is entered into and made effective of the date of its mutual execution (as defined below) (“Effective Date”) by and between Smoking Gun Land Company, LLC, a Colorado limited liability company (“Sublandlord”); and Double Brow, LLC, a Colorado limited liability company (“Subtenant”) (with Subtenant and Sublandlord being collectively referred to as “Parties”).

R E C I T A L S

WHEREAS, Sublandlord is a party to that certain Amended and Restated Ground Lease Agreement dated October 13, 2014 (the “Prime Lease”) with the Anthony Marino Family Trust (the “Prime Landlord”);

WHEREAS under the Prime Lease, Sublandlord has a leasehold interest in the real property commonly known as 492 South Colorado Boulevard, City of Glendale, County of Arapahoe, Colorado, as depicted and more particularly described on Exhibit A and incorporated by reference (“Real Property Premises”);

WHEREAS the Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, the Premises under the terms and conditions herein;

WHEREAS in accordance with the terms of the Prime Lease, Sublandlord has constructed improvements on the Real Property Premises, including, without limitation and subject to the City of Glendale building approvals, a building with approximately +/- one thousand seven hundred (1,700) square feet of above-ground floor area (“Building”) and twenty-four (24) certain striped parking spaces (“Parking”). The Building and Parking are labeled and depicted on the Site Plan attached as Exhibit B and incorporated herein by reference;

WHEREAS Sublandlord and Subtenant are parties to that certain Asset Purchase Agreement dated , 2021 (the “APA”) whereby Subtenant intends to purchase substantially all of Sublandlord’s assets including, without limitation, the Building, in connection with this Sublease; and

WHEREAS Subtenant will take possession of the Real Property Premises, Building, Parking and all other improvements, now existing or installed in the future, on the Real Property Premises (collectively, the “Premises”) and rent shall commence at the “Closing” (as defined in the APA), subject to the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the Premises, mutual promises and obligations set forth herein, Subtenant and Sublandlord agree as follows:

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1.	PREMISES; PRIME LEASE.

1.1	Subject to the terms and conditions of this Sublease, Sublandlord grants and leases the entire Premises to Subtenant, including, without limitation, any water taps and utilities, and Subtenant takes and leases the entire Premises from the Sublandlord. For purposes of this Agreement, “Premises” means all of the Premises as defined in the Prime Lease, and includes Parking, the Building any other improvements on the Real Property Premises.

1.2	Sublandlord represents and warrants to Subtenant that (a) the Prime Lease has not been amended or modified and comprises the entire understanding and agreement of Prime Landlord and Sublandlord with respect to the Premises, (b) the Initial Term of the Prime Lease expires on September 30, 2024; (c) the Prime Lease is in full force and effect, (d) no event of default (after all notice and cure periods have elapsed) or, an event which, with the passage of time and the giving of notice, would constitute an event of default, has occurred under the Prime Lease on the part of Sublandlord or Prime Landlord, (e) Sublandlord has not assigned, sublet or otherwise transferred its leasehold interest in the Premises, and no one other than Sublandlord has the right to use any portion of the Premises, and any agreements with affiliates of Sublandlord to use the Premises have been terminated; and (f) Sublandlord has not entered into any unrecorded parking agreements affecting the Premises and to Sublandlord’s actual knowledge, there are no unrecorded parking agreements affecting the Premises.

1.3	Sublandlord shall not (a) amend or modify the Prime Lease without the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed so long as the amendment or modification does not diminish the rights and privileges of Subtenant under this Sublease or impose greater duties and obligations on Subtenant under this Sublease, (b) agree to a termination of the Prime Lease unless, in connection therewith, Prime Landlord accepts this Sublease as a direct lease between Prime Landlord and Subtenant, and (c) do or cause to be done or suffer or permit any act to be done which would or might cause the Prime Lease, or the rights of Sublandlord as tenant under the Prime Lease, to be endangered, canceled, terminated, forfeited or surrendered, or which would or might cause Sublandlord to be in default thereunder.

2.	SECURITY DEPOSIT. Within three (3) business days of the execution of this Sublease, Subtenant shall deliver to Sublandlord Twenty Five Thousand and 00/100 Dollars ($25,000.00) (“Deposit”). If Subtenant defaults with respect to any provision of this Sublease beyond any applicable notice and cure period, including but not limited to the provisions relating to the payment of Rent, Sublandlord may, in Sublandlord’s discretion, use, apply or retain all or any part of the Deposit for the payment of any Rent, or any other sum in default beyond any applicable notice and cure period, or for the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default beyond any applicable notice and cure period, or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default beyond any applicable notice and cure period. If any portion of the Deposit is so used, applied, or retained, Subtenant shall within ten (10) business days after written demand deposit funds with Sublandlord in an amount sufficient to restore the Deposit to its original amount. Sublandlord shall not be required to keep the Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Deposit. The Deposit shall not be deemed a limitation on Sublandlord’s damages or a payment of liquidated damages or a payment of the Rent due for the last month of the Term (as may be extended). Sublandlord may deliver the Deposit to the purchaser of the Premises if the Premises are sold, and after such time, Sublandlord will have no further liability to Subtenant with respect to the Deposit. Within the earlier of (a) three (3) business days subsequent to Sublandlord’s inspection of the Premises upon the expiration or earlier termination of this Sublease, and (b) ten (10) business days after the expiration or earlier termination of this Sublease, any portion of the Deposit which is not used, applied or retained as set forth hereunder shall be remitted to Subtenant.

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3.	TERM.

3.1	Initial Term. Unless earlier terminated or extended as provided in this Sublease, the Term of this Sublease shall commence on the date of the Closing and shall continue until the expiration of the Initial Term as set forth in the Prime Lease (“Initial Term”). The Parties each agree that, upon the other Party’s written request, they will execute and deliver an acceptance letter acknowledging the commencement date of the Initial Term, the Rent Commencement Date, as defined in Article 4 below, and the expiration date of the Initial Term.

3.2	Extended Terms. Sublandlord grants Subtenant two (2) successive options to extend the Initial Term for ten (10) years each upon the same terms, covenants, and conditions of this Sublease (each, an “Extended Term”). The word “Term” as used in this Sublease, unless otherwise clear from the context of its use, shall refer to the Initial Term as extended by any one or more Extended Terms. If Subtenant elects to exercise one or more options, Subtenant shall notify Sublandlord at least two hundred ten (210) days prior to the expiration of the then current Term or Extended Term. Subtenant’s election to exercise one or more option as set forth herein shall serve to require Sublandlord to exercise its option to extend under Section 4.2 of the Prime Lease.

3.3	Termination of Prime Lease. If the Prime Lease terminates for any reason prior to the expiration or other termination of this Sublease, this Sublease shall terminate concurrently therewith without any liability of Sublandlord to Subtenant, (a) unless such termination shall have been effected because of the breach or default of Sublandlord under the Prime Lease or by reason of the voluntary termination or surrender of the Master Lease by Sublandlord, and (b) except for any Subtenant obligations hereunder arising on or prior to the termination of this Sublease, following Subtenant’s surrender in compliance with Section 22 hereof, Subtenant’s obligations hereunder shall terminate, except with respect to any obligations of Subtenant which, by their nature, shall survive such termination.

4.	RENT.

4.1	Rent Commencement Date. “Rent Commencement Date” means the date of Closing, subject to Section 5 of this Sublease. Within three (3) business days of Closing (subject to Section 5 of this Sublease), Subtenant shall pay Sublandlord base rent in the amount of $25,000.00, subject to adjustment as set forth in Sections 4.2 and 4.3 (“Rent”). Subtenant’s Rent obligation shall continue throughout the Term and be paid in accordance with Section 4.2.

4.2	Payment of Rent. Rent shall be paid by Subtenant to Sublandlord in advance on or before the first (1st) day of each month unless abated or diminished as provided herein. Should the Rent Commencement Date occur on a day other than the first day of a calendar month, the first month’s Rent shall be prorated for that month only. Monthly Rent shall be paid by Subtenant to Sublandlord by ACH / electronic funds transfer to Sublandlord to an account designated by Sublandlord in writing. Sublandlord shall provide the account for electronic funds transfer within two (2) business days of Subtenant’s request for the same.

4.3	Rent Escalation. On October 1, 2024, the Rent shall escalate by a percentage equal to three percent (3%). Thereafter, the Rent shall escalate by a percentage equal to three percent (3%) every five (5) years. Sublandlord shall inform Subtenant of each year’s Rent at least fifteen (15) days prior to each anniversary of the Rent Commencement Date.

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5.	CONDITION SUBSEQUENT. Each Party acknowledges that this Sublease is expressly contingent upon Subtenant receiving all necessary permits and approvals required by law to operate Subtenant’s business within the Premises and for the Closing (as defined in the APA), including without limitation, approvals from the Colorado Marijuana Enforcement Division (“MED”) and the City of Glendale, Colorado (all of such approvals and permits, collectively referred to herein as “MED Approval”). Subtenant shall notify Sublandlord of its receipt of MED Approval within forty eight (48) hours of said receipt. If Subtenant does not receive MED Approval by March 15, 2022, then Subtenant shall notify Sublandlord in writing, and this Sublease shall terminate and be of no further force and effect and both Parties shall be relieved of liability hereunder, and the Deposit shall be returned in full to Subtenant. Notwithstanding anything to the contrary contained in this Sublease, is no event shall the Rent Commencement Date occur before MED Approval.

6.	CONDITION OF PROPERTY.

6.1	No Warranties. Subtenant hereby acknowledges and agrees that it is subleasing the Premises and each portion thereof in its present “as is, where is, with all faults” condition with all existing defects, and neither Sublandlord nor any employee or agent of Sublandlord has made or will make, either expressly or impliedly, any representations, guaranties, promises, statements, assurances or warranties of any kind except as expressly stated in this Sublease. Subtenant has had the opportunity to inspect the Premises. Subtenant accepts the Premises with the understanding that it shall have the exclusive obligation to remedy, at its sole cost, any defects, repairs, or maintenance issues related to the Premises. Sublandlord disclaims, and Subtenant waives, all warranties not expressly contained in this Sublease, including the implied warranties of merchantability and fitness for a particular purpose.

6.2	Access. Provided that Subtenant provides Sublandlord a certificate of insurance in the amounts stated in Article 16 naming Sublandlord as a named insured and Subtenant has provided Sublandlord at least two (2) business days’ notice in writing, Sublandlord hereby authorizes Subtenant to enter the Premises during business hours after the full execution and delivery of this Sublease and through the Closing for the purposes of performing investigations and due diligence permitted under the APA. Sublandlord shall have the right, but not the obligation, to accompany or have its agent or designee accompany Subtenant during its time on the Premises. Any verbal statements made by Sublandlord, its agent, or designee during any visit shall not be deemed to be representations or warranties of Sublandlord. Subtenant’s activities under this Section 6.2 must be conducted in accordance with MED regulations, and Subtenant shall not interfere with Sublandlord’s business activities at the Premises by reason of inspections conducted under this Section 6.2. Except as otherwise expressly set forth herein, Subtenant shall indemnify and hold Sublandlord harmless from any and all liens, claims, demands, liabilities to third parties, damages and costs, including reasonable attorneys’ fees, arising out of or resulting from any activity of or omission by Subtenant, its agents, employees or representatives pursuant to this Article 6, excluding losses, costs, and expenses suffered or incurred by Sublandlord as a result of any conditions discovered by Subtenant. This indemnity shall survive the expiration or earlier termination of this Sublease for any reason. No such early access to the Premises shall affect the determination of the Rent Commencement Date.

7.	ENVIRONMENTAL MATTERS. Each Party (“Indemnitor”) agrees to protect, indemnify, and hold harmless the other Party and its members, managers, contractors, employees, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability, including, without limitation, the cost of any investigation, remediation, removal or other response action required by applicable laws and regulations, and expenses, including, without limitation, reasonable attorneys’ fees and costs, directly or indirectly arising out of or in any way attributable to the acts or omissions of the Indemnitor or its agents, contractors, servants, or employees relating to the use, treatment, generation, manufacture, production, storage, release, threatened release, discharge, or disposal of a Hazardous Material, as defined below, on, under, or about the Premises. The Parties’ obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Sublease. For purposes of this Sublease, the term “Hazardous Material” shall mean actionable quantities of: any oil or hazardous waste as defined in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 629, et seq.; any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq.; and/or any hazardous material as defined in the Hazardous Material Transportation Act, 49 U.S.C. § 1801, et seq.; or as any of the foregoing are defined in any other federal law, in any applicable state or local law, or in any regulations pursuant to any of the foregoing statutes or other laws.

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8.	LEASEHOLD TITLE POLICY.

8.1	Title; Survey. Subtenant may, at Subtenant’s expense, obtain through Land Title Guarantee Company or a title company acceptable to Subtenant (“Title Company”) preliminary title documentation for extended coverage leasehold title insurance. A preliminary title commitment shall be issued giving the current condition of title to the Premises, together with copies of all instruments necessary to fully explain the scope and effect of any matters listed as exceptions in the title commitment whereby Title Company is bound to issue to Subtenant or its nominee, for an amount acceptable to Subtenant, an A.L.T.A Title Insurance Policy acceptable to Subtenant, with an extended coverage (“Title Policy”).

8.2	Title Objections. Sublandlord shall collaborate in good faith with Subtenant, at no out of pocket cost to Sublandlord, to remove or limit exceptions to the Title Policy. Sublandlord makes no representation, warranty, assurance, or guaranty that it can or will take any actions related to the exceptions on the Title Policy. Out of pocket costs for purposes of this Section 8.2 include reasonable attorneys’ fees.
9.	USE; PARKING.

9.1	Use. During the Term, Subtenant may use the Premises for any purpose permitted by applicable zoning laws and regulations. Nothing in this Sublease shall require Subtenant to continuously operate a business at the Premises. Subtenant’s use of the Premises will be in compliance with all federal laws, rules and regulations, including the Americans with Disabilities Act, but except and excluding federal laws relating to the regulation and sale of marijuana, and all state, county and municipal or other local codes, regulations, requirements and ordinances applicable to the Premises, including any requirements of the local fire marshal and/or building inspector.

9.2	Parking. During the Term of this Sublease, Subtenant may utilize all Parking on the Premises including, twenty-four (24) hours a day, seven (7) days a week. Subtenant shall hold Sublandlord harmless from any claim or damage arising from its use of the Premises for parking, including costs and reasonable attorneys’ fees.

10.	UTILITIES. Subtenant agrees to pay all charges for gas, electricity, telephone, sewer, water, and any other utilities used by Subtenant on the Premises. Subtenant will be responsible for ensuring that all utilities are separately metered and billed to the Subtenant. Subtenant shall pay all charges for utilities to the Premises from and after the Rent Commencement Date through the termination or expiration of the Term. If Sublandlord receives utility billing statements, Sublandlord shall immediately forward same to Subtenant for payment and shall cooperate with Subtenant to facilitate having such statements thereafter sent directly to Subtenant. In the event Subtenant fails to pay such utility charges, Sublandlord may, but has not obligation to, pay the utilities on behalf of the Subtenant. Sublandlord may invoice Subtenant for this payment, which Subtenant shall pay Sublandlord within fifteen (15) days of receipt of the same. The invoice may include a fee of up to three percent (3%) of the total amount paid in order to fairly compensate Sublandlord for its time and costs.

11.	REPAIRS AND MAINTENANCE. At all times, Subtenant shall keep the Premises, Parking, and Building in a neat, clean, and sanitary condition, keep the glass of all windows and doors clean and presentable, and keep the Building in a good state of repair. Subtenant will maintain and repair the walls, roof, and other structural components and building systems of the Building and will be responsible for repair and maintenance of the interior portion of the Building and all painting, exposed electrical, plumbing and other utility systems, doors, glass and all of Subtenant’s personal property. Subtenant shall keep in good order, condition, and repair all heating and air conditioning equipment (“HVAC”) for the Building and shall pay all costs and expenses with respect to the repair, replacement and maintenance of HVAC for the Building. Subtenant shall also reasonably maintain, operate and repair the utility systems within the Building, including the cost of connection to the utility distribution systems. Subtenant shall maintain the Premises, Parking, and Building in such a way that it complies with relevant local law as it relates to the removal of snow and ice. This Sublease is intended and shall be construed to be a “triple net lease” and, except as may be specifically provided in this Sublease, Subtenant assumes all responsibilities, duties, obligations, costs or expenses of any nature or any kind whatsoever, with respect to the operation, management, maintenance, repair, improvement, use or occupancy of the Premises. Notwithstanding the foregoing, in the absence of an agreement with the Sublandlord to contribute its pro rata share or amortized costs based on the Internal Revenue Service’s stated useful life of the applicable assets against the remaining Initial Term or Extended Term of the Sublease, Subtenant shall not be obligated to replace or incur significant repair costs to the walls, roof, electric, plumbing, utility, and HVAC systems (Major System(s)) within three (3) years of the expiration of the Term of the Sublease, except as is necessary to prevent an abandonment determination by the City of Glendale and as provided in Section 37.20, or to maintain the Building sufficient to provide for the continuous operation of Subtenant’s then-existing business, if any; provided, however, this provision only applies when accompanied by a notice of Subtenant of intent not to extend the Sublease beyond the Initial Term or any Extended Term.

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12.	ALTERATIONS. During the Term of the Sublease, Subtenant may install signs, machinery, and personal property and make such alterations and improvements to the Building as Subtenant may deem advisable, provided the same does not (i) increase the total square footage of the Building or (ii) alter the parking requirements under applicable zoning laws (each a “Minor Alteration”). All Minor Alterations shall be made in a good and workmanlike manner and in compliance with applicable laws and ordinances, including the limitations imposed by local building laws and governmental requirements. In the event Subtenant desires to make an alteration that would either (i) increase the total square footage of the Building or (ii) create a change in the parking requirements under applicable zoning laws, including outdoor square footage such as a patio or roof, Subtenant shall receive written approval from Sublandlord, which shall not be unreasonably withheld. Upon the termination or expiration of this Sublease, the Building, excluding Subtenant’s personal property, equipment and Fixtures (defined below) only, shall be the exclusive property of Sublandlord.

13.	SIGNS. Subtenant may, in its discretion, install and maintain signage on the Building or Premises provided the signage does not violate any applicable law or controlling regulation.

14.	TRADE AND OTHER FIXTURES. Subject to the approval of applicable Governmental Authorities and the acquisition of any required permits, Subtenant may install or cause to be installed at its expense such equipment and trade and other fixtures as are reasonably necessary for the operation of its business (“Fixtures”). All Fixtures, whenever installed, shall remain the personal property of Subtenant, and title thereto shall continue in Subtenant, regardless of the manner in which they may be attached or affixed. Subtenant, at Subtenant’s expense, may at any time during the Term and/or upon the expiration of the Term or earlier termination of this Sublease, remove all or any portion of the Fixtures; provided, however, Subtenant shall not remove the HVAC, any lights or sign structures or structural elements, which shall become the property of Sublandlord without warranty from the Subtenant. Subtenant shall repair any damage to the Premises caused by installation or removal of any Fixtures. Any Fixtures, equipment, furniture, inventory, or other property not removed by Subtenant as set forth in this Sublease following the expiration or earlier termination of the Sublease shall be deemed abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Sublandlord without written notice to Subtenant or any other person and without obligation to account for them or to pay any proceeds to Subtenant for such items. Subtenant will pay Sublandlord for all reasonable and documented expenses incurred in connection with the removal of such property (including, but not limited to, the cost of repairing any damage to the Building, the Parking, or the Premises caused by the removal of such property), plus an administrative fee equal to the greater of Five Hundred and 00/100 Dollars ($500) or ten percent (10%) of such reasonable and documented expenses incurred by Sublandlord. Subtenant agrees to provide documentation as Sublandlord may reasonably request in connection with such transfer of the property to Sublandlord.

15.	PERMITS/LICENSES. Subtenant shall apply for and obtain, at Subtenant’s sole cost and expense, all permits and licenses required in connection with the operation of the Premises for Subtenant’s business, and for the completion of any alterations or improvements performed by the Subtenant during the Term. During the Term, Sublandlord hereby grants to Subtenant, at Subtenant’s sole cost and expense, the right to apply for and obtain, in Sublandlord’s name or otherwise, any permits or licenses required by applicable Governmental Authorities necessary or desirable for Subtenant (i) to undertake any construction and/or perform maintenance, remodeling, alterations and repairs at the Premises, and (ii) to otherwise use the Premises in accordance with the terms and conditions of this Sublease and Sublandlord agrees to execute any documents reasonably requested by Subtenant in connection therewith. Any additional fees and expenses including, without limitation, fees assessed by the Prime Landlord in connection with any permits, licenses or any other approvals sought by Subtenant shall be borne at Subtenant’s sole cost and expense. If requested by Subtenant, Sublandlord shall approach Prime Landlord for consent if required for Subtenant to obtain any such permits and licenses.

16.	INSURANCE: RESTORATION OF DAMAGE.

16.1	Subtenant’s Insurance. Subtenant agrees to purchase, in advance, and to carry in full force and effect from the date Subtenant accesses the Premises through the Term of this Sublease, at its sole expense, the following insurance:

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A.	Property insurance against loss by fire and other hazards covered by the so-called “all-risk” or “special form” policy on a full replacement cost basis covering the Premises.
B.	Commercial general liability insurance covering all acts of Subtenant, its employees, agents, representatives, and guests on or about the Premises, in a combined single limit amount of not less than Two Million and No/100 Dollars (U.S. $2,000,000.00), which policy shall include, but not be limited to, coverage for bodily injury, property damage, personal liability, and contractual liability applying to this Sublease.
C.	Such property insurance on Subtenant’s own Fixtures, inventory and other personal property of Subtenant as Subtenant determines to be appropriate.
D.	In the event Subtenant serves alcohol on the Premises, so-called “dramshop” insurance in an amount consistent with industry standards.
E.	Flood insurance on the Building if the Premises is federally designated as a “special flood hazard area”.

Subtenant may maintain reasonable deductibles on the insurance required by this Section 16.1. All of Subtenant’s insurance required to be furnished pursuant to Section 16.1 (A), (B), (D), and (E) shall name Sublandlord and Sublandlord’s lender as a named insured to the extent of Subtenant’s indemnification obligations set forth in Section 16.1. The insurance Subtenant is required to maintain pursuant to Section 16.1 (A) and (E) shall name Sublandlord and Sublandlord’s lender as a named insured to the extent their interests appear. Subtenant’s coverages will be primary and any coverage maintained by Sublandlord will be secondary and solely for Sublandlord’s benefit if Sublandlord elects to maintain any coverage. All of Subtenant’s insurance shall provide for thirty (30) days written notice to Sublandlord prior to cancellation or non-renewal. Certificates of all such insurance shall be delivered to Sublandlord prior to the earlier of (i) the date Subtenant desires to access the Premises under Section 6.2 or (ii) within thirty (30) days of the Rent Commencement Date and upon written request by Sublandlord. If Subtenant fails to comply with the requests of this Section 16.1, Sublandlord may, but shall not be obligated to, obtain such insurance and keep the same in effect and Subtenant shall pay Sublandlord the premium therefor upon demand until such time that Subtenant conforms with its insurance requirements set forth in this Section 16.1.

16.2	Sublandlord’s Insurance. Sublandlord has no obligation under the Sublease to maintain insurance on the Premises but may, in its sole discretion, maintain such insurance as it deems appropriate for Sublandlord’s purposes.

16.3	General Insurance Requirements. If any insurance required hereunder ceases to be available, or is available on terms so unacceptable that prudent tenants in the state of Colorado generally do not carry such insurance, then, in lieu of such insurance, Subtenant may carry the most comparable insurance which is available and generally carried by prudent parties. All policies of insurance required under this Article 16 may be in the form of blanket or umbrella policies. Further, all insurance required hereunder shall be issued by financially responsible insurers.

16.4	Restoration of Damage to Building or Premises. Subject to the provisions of the following paragraph, in the event of any casualty to the Building on the Premises, Subtenant shall use the insurance proceeds to alter, repair, demolish and construct new improvements on, restore or replace the damaged or destroyed Building, in whole or in part, as applicable (“Restoration”). Rent shall not be abated during the period of Restoration. If fire or other casualty during the last three (3) years of the Term causes damage to the Building in an amount exceeding fifty percent (50%) of its full construction -replacement cost, Subtenant may elect to terminate this Sublease by giving written notice of such termination to Sublandlord within sixty (60) days following the date of damage, in which case any insurance proceeds relating to the construction or replacement of the Building shall be paid to Sublandlord.

The full amount of proceeds of Subtenant’s property/casualty insurance on the Building that are payable on account of the casualty, except and excluding loss of business income insurance proceeds, will be held as a restoration fund for reconstruction purposes (“Restoration Fund”). The Restoration Fund will be made available to pay the costs of such Restoration. Subtenant will be required to obtain Sublandlord’s approval as to Subtenant’s settlement with its insurer of the casualty claim and keep Sublandlord informed as to the status of settlement of the claim for any casualty to the Building.

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Subtenant will not be required to incur costs for the Restoration in excess of the Restoration Fund proceeds, but will cause the Building, to the extent feasible, to be restored: (i) to a condition appropriate to permit continuation of business operation, and (ii) substantially the same value and utility as immediately before the casualty, to the extent feasible taking into consideration, among other matters, the amount of the Restoration Fund. In no way shall this provision be construed to oblige Sublandlord to pay for the cost of Restoration. In the event the Restoration Fund exceeds the cost of the Restoration, such excess shall be paid to, and retained by, Subtenant.

16.5	Waiver of Claims and Subrogation. Notwithstanding any other provision in this Sublease to the contrary, to the extent possible without invalidating or decreasing the coverage under their respective insurance policies, Sublandlord and Subtenant hereby release one another from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to the extent covered by the policies of insurance required to be maintained under this Sublease or under any other policies of insurance actually maintained by the Party, whichever is applicable, even if such loss or damage has been caused by the fault or negligence of the other Party, or anyone for whom such Party may be responsible, which loss or damage: (i) is caused by a peril required by this Sublease to be covered by the insurance of the Party incurring the loss; or (ii) if insured for a greater amount than required, to the extent of the recovery under any property insurance policy covering the Party incurring the loss. Each Party, to the extent applicable, shall apply to their insurers to obtain such waivers, to the extent necessary, and each Party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

17.	REPRESENTATIONS AND WARRANTIES OF SUBLANDLORD. For purposes of this Agreement, “Sublandlord’s knowledge” or similar phrases shall mean the actual knowledge of Lindsey Mintz, Deborah Dunafon and Ralph Riggs without duty of inquiry. Except as otherwise disclosed in writing to Subtenant, Sublandlord hereby represents and warrants that the following are true and correct as of the Effective Date and as Sublandlord shall reaffirm the same Closing:

17.1	Authorization. Sublandlord has full right, power and authority to execute, deliver, and perform this Sublease.

17.2	No Other Agreements. Sublandlord has not entered into any leases, notes, security agreements, financing statements, deeds of trust, licenses, service contracts, warranties, assignments, or other agreements or instruments affecting the Premises.

17.3	Compliance. Sublandlord has not received written notice of any failure to comply with all applicable laws, ordinances, regulations, and restrictions relating to the zoning of the Premises and Sublandlord has not received written notice of any violation of any law, order, or requirement issued by any local, state, or federal governmental or quasi-governmental authority having jurisdiction over the Premises (each and collectively, “Governmental Authority”) against or affecting all or any portion of the Premises.

17.4	No Condemnation or Special Assessments. Sublandlord has not received written notice of any pending, threatened or contemplated condemnation or similar proceedings or any special assessment affecting the Premises by any Governmental Authority.

17.5	No Liens. Sublandlord has not received written notice that there are unpaid charges, liabilities, or obligations arising from the construction, ownership, or operation of the Premises which could give rise to any mechanic’s or materialman’s or other statutory lien against the Premises.

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17.6	No Other Permitted Exceptions. There exists no judicial, quasi-judicial, administrative, or other proceedings or court order, unrecorded deed restriction, or restrictive covenant, or other private limitation which might in any way impede or adversely affect the use of the Premises by Subtenant.

17.7	No Breach or Default. Performance of this Sublease shall not result in any breach, or constitute any default under, or result in the imposition of any lien or encumbrance upon the Premises under any agreement or other instrument to which Sublandlord or the Premises might be bound, except those agreements that are to be assigned to Subtenant under this Sublease.

17.8	No Uncured Notices. There are no uncured notices which have been served by any Governmental Authority to Subtenant for any violations of law, rules, or regulations, including, without limitation, violations of environmental or drainage laws, rules, or regulations.

17.9	No Hazardous Wastes. Sublandlord has not used the Premises or any portion of the Premises as a waste dump, waste treatment facility, or for the underground storage of oil or Hazardous Materials. Sublandlord has not knowingly caused there to be, and is unaware of, any Hazardous Materials located upon or below the surface of the Premises.

17.10	No Foreign Person. Sublandlord is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1954.

18.	REPRESENTATIONS AND WARRANTIES OF SUBTENANT. Subtenant represents and warrants that, except as previously disclosed to Sublandlord in writing, Subtenant has full right, power and authority to execute, deliver, and perform this Sublease, that the individual executing this Sublease on behalf of Subtenant is fully empowered and authorized to do so, that this Sublease constitutes a valid and legally binding obligation of Subtenant enforceable against Subtenant in accordance with its terms, that such execution, delivery, and performance will not contravene any legal or contractual restriction binding upon Subtenant or any of its assets and that there is no legal action, proceeding, or investigation of any kind now pending or, to the knowledge of Subtenant, threatened against or affecting Subtenant or the execution, delivery, or performance of this Sublease, and Subtenant has the full right, power and authority to consummate this Sublease. Subtenant is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1954. “Subtenant’s knowledge” or similar phrasing means the knowledge of Dan Pabon, General Counsel, who Subtenant represents is best suited to make the representations and warranties contained in this Article 18.

19.	INDEMNIFICATION BY PARTIES.

19.1	Indemnification by Subtenant. From the Effective Date through the expiration or termination of this Sublease, Subtenant agrees to protect, defend, indemnify and hold Sublandlord harmless against:

A.	Any and all claims, actions, damages, liability, causes of action, judgements, liens, costs and expenses, including reasonable attorney’s fees, in connection with injury or loss of life to person, or damage to property arising out of the use, occupancy or operation of Subtenant’s business in the Premises or the condition of the Premises except to the extent caused by the gross negligence or willful misconduct of Sublandlord;

B.	Any breach or default by Subtenant in the performance of any term of this Sublease on Subtenant’s part to be performed; or

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C.	Any action or inaction of Subtenant, its agents, concessionaires, contractors, employees or licensees in or about the Premises.

In the event Sublandlord shall be made a party to any litigation or proceeding commenced by or against Subtenant with respect to the matters indemnified under this Section 19.1, except with respect to suits or litigation commenced by Subtenant against Sublandlord as a result of a breach of this Sublease by Sublandlord, then Subtenant shall protect and hold Sublandlord harmless and shall pay all costs and expenses and reasonable attorneys’ fees incurred or paid by Sublandlord in connection with such litigation or proceeding and shall satisfy any lien, judgment or fines that may be entered against Sublandlord in such litigation or proceeding.

19.2	Indemnification by Sublandlord. Subject to the limitations stated below, Sublandlord hereby agrees to protect, defend, indemnify and hold Subtenant harmless against any and all claims, actions, damages, liability, causes of action, judgments, liens, costs, and expenses in connection with injury or loss of life to person, or damage to property, arising solely out of any breach or default by Sublandlord in the performance of any term of this Sublease on Sublandlord’s part to be performed, arising solely from any negligent action or negligent inaction of Sublandlord, its agents, concessionaires, contractors, employees or licensees in or about the Premises, arising solely from Sublandlord’s breach of the Prime Lease which was not caused in whole or in part by Subtenant’s breach of this Sublease and arising from any breach of any representation or warranty of Sublandlord contained in this Sublease. In the event Subtenant shall be made a party to any litigation or proceeding commenced by or against Sublandlord, with respect to the matters indemnified under this Section 19.2, except with respect to suits or litigation commenced by Sublandlord against Subtenant as a result of a breach of this Sublease by Subtenant, or by Prime Landlord against Subtenant and Sublandlord as a result of a breach of this Sublease by Subtenant, then Sublandlord shall protect and hold Subtenant harmless and shall pay all costs and expenses and reasonable attorneys’ fees incurred or paid by Subtenant in connection with such litigation or proceeding and shall satisfy any judgment or fines that may be entered against Subtenant in such litigation or proceeding.

Sublandlord shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the sole gross negligence of Sublandlord, its agents, servants or employees. Gross negligence or willful misconduct by Sublandlord shall be limited to those circumstances where Sublandlord or its employees and/or representatives are actually present on or about the Premises, and shall, therefore, not apply to claims arising from the condition of the Premises or the Subtenant’s operation of its business thereon.

20.	ASSIGNMENT. Subtenant may assign this Sublease or any of its rights hereunder without Sublandlord’s prior written consent, provided (i) Subtenant shall promptly notify Sublandlord of any such assignment, (ii) Subtenant shall remain responsible for all liabilities and responsibilities of Subtenant under this Sublease; (iii) the assignment document shall be executed by the assignee and shall provide for the assumption by the assignee of all of Subtenant’s duties and obligations hereunder; and (iv) a copy of the assignment document, with the original signatures of Subtenant and the assignee, shall be furnished to Sublandlord within seven (7) days after the occurrence of any such assignment. Notwithstanding the foregoing Subtenant’s rights of assignment, Subtenant may not, without Sublandlord’s prior written consent, grant a full assignment of the Sublease to the owner or operator of any real property that is physically adjacent to the Premises (collectively, “Owner”); provided, however, this restriction shall not prohibit Subtenant from granting license or contract rights to an Owner, without prior written consent of the Sublandlord, for use of portions of the Premises for parking.

Subtenant may not sublease the Premises without Sublandlord’s prior written consent; provided that Sublandlord may only withhold consent in the event that (i) the proposed subtenant does not agree to after-hours parking arrangements with adjoining property, (ii) the proposed subtenant is unable to make the Subtenant’s representations and warranties stated in this Agreement, or (iii) the Subtenant’s sublessee’s primary business is one that is not regulated by the MED. Sublandlord’s failure to provide approval or disapproval within ten (10) days of request shall be deemed approval. Any purported assignment or sublease in violation of this Section shall be deemed void ab initio.

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21.	EMINENT DOMAIN.

21.1	Termination of this Sublease. If pursuant to the exercise of the right of condemnation or eminent domain (i) the Premises is taken or conveyed under threat of the exercising of such right, (ii) only a portion of the Premises, is so taken or conveyed and Subtenant determines in its reasonable business judgment, that the remainder of the Premises is inadequate or unsatisfactory for its purposes, or (iii) Subtenant’s access to the Premises is reduced by such taking or conveyance and Subtenant determines in its reasonable business judgment, that its access to the Premises is inadequate or unsatisfactory for its purposes, Subtenant shall have the right to terminate this Sublease, subject to Subtenant’s rights as set forth below. Such termination shall be effective on the date Subtenant is required to give up its occupancy, use, or access, whichever is earlier. The termination of this Sublease as provided above shall not operate to deprive Subtenant of the right, and Sublandlord expressly grants to Subtenant the right, to make a claim for an award in condemnation, or participate in an award, for loss of business goodwill, relocation expenses, Subtenant’s leasehold interest and/or lease bonus value, loss or damage to Fixtures and improvements made by Subtenant to the Premises, the value of Subtenant’s unexpired options to extend the Term, or any other claims that Subtenant is permitted or elects to make, or to receive notices and participate in the condemnation proceedings, including any settlement negotiations, whether conducted prior to or after the filing of a condemnation proceeding. Subtenant’s rights under this Section 21.1 shall survive the expiration or earlier termination of this Sublease.

21.2	No Termination of this Sublease. If this Sublease is not terminated as provided in this Article 21, Sublandlord and Subtenant shall agree upon an equitable reduction in the Rent. If the Parties fail to agree upon such reduction within sixty (60) days from the date Subtenant is required to give up such occupancy, use or access, whichever is earlier, Sublandlord and Subtenant shall each choose one arbitrator and the two arbitrators so chosen shall choose a third arbitrator. The decision of any two of the arbitrators concerning the Rent reduction, if any, shall be binding on Sublandlord and Subtenant and any expense of the arbitration shall be divided equally between Sublandlord and Subtenant. Any such reduction in Rent shall not constitute an election of remedies by Subtenant nor deprive Subtenant of the right to make a claim for an award in condemnation as set forth above or receive notices and participate in the condemnation proceedings, including any settlement negotiations. Any reduction in Rent shall remain subject to escalation in Sections 4.3 and 4.4.

22.	SURRENDER OF PREMISES; HOLDOVER TENANCY.

22.1	Ownership of Building; Surrender of Premises by Subtenant. On expiration or termination of this Sublease, Subtenant shall surrender the Premises to Sublandlord in good repair, operating condition, working order, and appearance, subject to reasonable wear and tear and any HVAC or utility limitations on maintenance and casualty losses as provided in this Sublease. Subtenant’s obligation to repair or replace the walls, roof, electric, plumbing, utility systems, and HVAC is subject to the limitations in contained herein. Notwithstanding anything in this Sublease which may be interpreted to the contrary, all of Subtenant’s identification signage, FF&E, trade fixtures, Fixtures, and personal property shall remain the sole property of Subtenant and may be removed by it upon such expiration or termination of this Sublease. Subtenant will restore any physical damage caused by such removal. Any property of Subtenant not so removed within fifteen (15) days following the expiration or earlier termination of this Sublease shall be deemed abandoned by Subtenant and shall become the property of the Sublandlord.

22.2	Holding Over. In the event Subtenant remains in possession of the Premises or any part thereof after termination or expiration of this Sublease, Subtenant shall be deemed to be occupying the Premises as a Subtenant on a month-to-month basis (“Hold Over Period”) at a monthly Rent equal to one hundred twenty-five percent (125%) of the last monthly installment of Rent payable during the Term (“Hold Over Payment”). If Sublandlord and Subtenant are in good faith negotiation during the Hold Over Period, and an agreement is consummated between the Parties to continue a Sublandlord/Subtenant relationship, all rental payments under the new agreement (“New Rental Payments”) shall be retroactive to the first day of the Hold Over Period. Any Hold Over Payment made by Subtenant in excess of the New Rental Payments shall be a credit to the New Rental Payments first coming due, and any deficiency between the New Rental Payments and the Hold Over Payments made during the Hold Over Period shall be paid by Subtenant to Sublandlord with the first New Rental Payments. All other conditions, provisions and obligations of this Sublease shall remain the same and in full force and effect.

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23.	DEFAULT.

23.1	Subtenant’s Monetary Default. If Subtenant fails to pay Sublandlord Rent or other sum to be paid to Sublandlord within five (5) days after receipt of written notice of delinquency from Sublandlord, Subtenant will pay Sublandlord $500.00 (the “Late Charge”). Subtenant agrees that in the event of any such late payment by Subtenant, the damages resulting to Sublandlord will be difficult to ascertain precisely, and that the Late Charge constitutes a reasonable and good faith estimate by the Parties of the extent of such damages. Such costs may include without limitation, administrative costs, processing and accounting charges, and late charges which may be imposed on Sublandlord. Acceptance of a Late Charge by Sublandlord shall not constitute a waiver of Subtenant’s default with respect to such overdue amount, nor prevent Sublandlord from exercising any of its rights or remedies hereunder.

23.2	Other Subtenant Default. Subtenant shall be in default of this Sublease for failure to abide by any of its terms. In the event of default, Sublandlord shall provide Subtenant with notice of Subtenant’s default and Subtenant shall have thirty (30) days from receipt of such notice to cure the same, or if the default or breach is of such character as to require more than thirty (30) days to cure, then Subtenant shall have thirty (30) days to commence such cure and thereafter diligently proceed to cure such default within sixty (60) days. Should Subtenant fail to cure such default within thirty (30) days (or sixty (60) days, as applicable) after receipt of such notice, Sublandlord shall have the right to exercise one of the following options:

A.	Sublandlord may declare the forfeiture of this Sublease by sending Subtenant written notice thereof (“Termination Notice”). Ten (10) days after receipt of a Termination Notice and continuing failure of Subtenant to cure, this Sublease shall expire and terminate as fully and completely and with the same effect as if that date were fixed for the expiration of the Term and all rights of Subtenant, including occupancy of the Premises, shall expire and Subtenant shall be relieved of all liability for any future Rent or any other sums otherwise due from the date of such termination; or

B.	Sublandlord may reenter and repossess the Premises, removing all persons therefrom without prejudice to any remedies for arrears of monthly Rent or claims for future Rent or any other sums otherwise due, or breach of any other covenants hereunder. Within a reasonable period of time following such reentry and repossession, Sublandlord shall make all reasonable efforts to relet the Premises for the account of Subtenant on such terms and conditions and for such uses as Sublandlord may reasonably determine in an effort to mitigate Sublandlord’s damages as a result of Subtenant’s default hereunder. Sublandlord shall collect and receive any Rent or any other sums otherwise due which may be payable by reason of such reletting. Subtenant shall be liable for and pay to Sublandlord all monthly Rent or any other sums otherwise due up to and including the date of such reentry and repossession; and, thereafter, Subtenant shall, until the end of what would otherwise have been the then current Term, be liable to Sublandlord for and shall pay to Sublandlord, all monthly Rent or any other sums otherwise due less the net proceeds of any reletting as set forth herein, after deducting from such proceeds all of Sublandlord’s reasonable expenses incurred in conjunction with such reletting. Subtenant shall pay such monthly Rent or any other sums otherwise due on the days on which they would be payable hereunder in the absence of Subtenant’s default;

C.	Sublandlord may cure the default and Subtenant shall promptly reimburse Sublandlord for any reasonable and documented expenses incurred by Sublandlord, plus interest at the rate of four percent (4%) per annum from the date of expenditure until reimbursement; or

D.	Sublandlord may pursue any and all remedies available at law or in equity.

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23.3	Sublandlord’s Default. If Sublandlord defaults in the performance of any of the terms, covenants and conditions of this Sublease or breaches any representation or warranty contained in this Sublease, Subtenant shall promptly notify Sublandlord in writing. If Sublandlord fails to cure such default or breach within thirty (30) days after receipt of such notice, or if the default or breach is of such character as to require more than thirty (30) days to cure and Sublandlord fails to commence to cure within thirty (30) days after receipt of such notice and thereafter diligently proceed to cure such default within sixty (60) days then, in either such event Subtenant, at its option and to the extent permitted by the law of the jurisdiction in which the Premises are located, may do the following:

A.	Cure such default and setoff or deduct any expense so incurred from the Rent or other amounts due;

B.	Cancel and terminate this Sublease; and/or

C.	Pursue any and all remedies available at law or in equity, including bringing an action against Sublandlord for actual damages and attorneys’ fees.

Failure by Sublandlord to reimburse any overpayments by Subtenant of Rent or other charges, within twenty (20) days after receipt by Sublandlord of notice of such overpayment and documentation evidencing same, shall constitute a default by Sublandlord hereunder.

24.	RIGHT OF FIRST OFFER/OPTION. If (a) Prime Landlord notifies Sublandlord of Prime Landlord’s decision to market the Premises for sale as set forth in Section 25 of the Prime Lease, or (b) Sublandlord decides to market its interest in the Premises for sale (in either case, an “Offer to Sell”), Sublandlord shall notify Subtenant within one (1) day of Prime Landlord’s notice, or Sublandlord’s decision to market, as applicable. Furthermore, if Subtenant does not elect to purchase the Premises within five (5) business days of Prime Landlord’s notice, or if Sublandlord decides to market its interest in the Premises, Sublandlord shall, in either case, use commercially reasonable efforts and to the extent possible, grant Subtenant an option to purchase the Premises from Prime Landlord or Sublandlord’s interest in the Premises on the same terms and conditions as provided in the Offer to Sell. Sublandlord makes no guaranty, representation, or warranty as it relates to Sublandlord’s ability to provide Subtenant with Sublandlord’s right to exercise the Offer to Sell. The Offer to Sell purchase price shall not exceed the price upon which the Premises is subsequently listed for sale to third parties; provided, however, the purchase price to Subtenant shall be reduced by any real estate commissions Prime Landlord or Sublandlord would be obligated to pay by contract pursuant to a sale to a third party but which Prime Landlord or Sublandlord shall not be obligated to pay upon a sale to Subtenant. Sublandlord shall give Subtenant written notice of the terms and conditions of the Offer to Sell, enclosing a copy of the applicable offer and all other information and documentation reasonably necessary for Subtenant’s consideration of such offer (“Offer Package”). Subtenant may exercise the option to purchase the Premises by notice served on the Sublandlord at any time within ten (10) days after receipt of the Offer Package. Unless otherwise agreed by the Parties, closing on the Offer to Sell shall occur, at the Subtenant’s election, no earlier than thirty (30) days and no later than ninety (90) days after Subtenant’s acceptance of the Offer to Sell.

25.	INTENTIONALLY DELETED.

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26.	TAXES.

26.1	Taxes Defined. For the purposes of this Sublease, the term “Taxes” shall include any form of assessment, license fee, license tax, commercial rent tax, levy, charge, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Prime Landlord or Sublandlord in the Premises including, but not limited to, the following:

A.	Any tax on Sublandlord’s or Prime Landlord’s right to rental income from the Premises or as against Sublandlord’s business of leasing the Premises, but shall not include any general income, capital gains income, franchise, excise, gift, estate, inheritance, gift, devolution or succession, excess profits, capital stock, capital levy or documentary transfer tax of Sublandlord or Prime Landlord arising out of Sublandlord’s Prime Landlord’s rights in the Premises;

B.	Any assessment, tax, fee, levy or charge in substitution, partially or totally, of or in addition to any assessment, tax, fee, levy or charge previously included within the definition of Taxes, it being acknowledged by Subtenant and Sublandlord that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as police protection, fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Subtenant and Sublandlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Taxes for the purposes of this Sublease;

C.	Any tax, fee or charge on the operation and the use of the Premises imposed by the United States Environmental Protection Agency or any other Governmental Authority; and

D.	Subtenant’s obligation to pay Taxes are subject to the following: (i) Subtenant will pay the Taxes on or before the due date of the Taxes and will, on request by Sublandlord, provide proof of payment to Sublandlord; and (ii) the Parties will cooperate on having all statements for Taxes for the Premises sent directly to Subtenant, if feasible. If any statement of Taxes is sent to Sublandlord, Sublandlord will promptly forward a copy to Subtenant.

26.2	Real Property Taxes. During the Term, Subtenant will pay or cause to be paid, directly to the Arapahoe County Treasurer, or such other public official authorized by law to receive such payments, prior to delinquency, Taxes levied or assessed against the Premises and Building provided that Sublandlord sends Subtenant copies of tax bills immediately upon receipt. Taxes will be prorated between the Parties for any partial year at the Rent Commencement Date and expiration or other termination of this Sublease.

26.3	Payment in Installments. If the Taxes, including any special assessments or local improvement district assessments, are payable in installments, only installments coming due during the Term will be the responsibility of Subtenant under this Sublease. If either Party’s consent is required to cause the bonding of any assessment or to contest any Taxes, the Party will not unreasonably withhold or delay its consent upon request. Sublandlord warrants and represents to Subtenant that, to the best of Sublandlord’s knowledge, the Premises are not presently subject to any general or special assessments, and to the best of Sublandlord’s knowledge, there are no special or general assessments presently contemplated to come into effect against the Premises during the Term of this Sublease, but this shall not excuse Subtenant from its obligation to pay said amounts.

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26.4	Right To Contest. Subtenant will be permitted to contest any valuation of the Premises or Building for the purpose of the assessment or levy of Taxes, the amount of any Taxes, or any lien or other charge on the Premises claimed or asserted by any party other than Sublandlord. Sublandlord agrees to reasonably cooperate in Subtenant’s efforts to do so. If the Premises or Building are subjected to a lien as a result of nonpayment, Subtenant shall provide to Sublandlord, upon its demand, such security or assurances reasonably acceptable to Sublandlord that Subtenant can and will satisfy the lien before enforcement against the Premises.

26.5	Property Taxes. In addition, Subtenant shall pay, before delinquency, all personal property taxes assessed the Building and Subtenant’s furniture, fixtures, equipment, inventory, and other personal property on the Premises.

27.	QUIET ENJOYMENT. Sublandlord represents and covenants that, upon Subtenant paying the Rent and performing the terms, covenants and conditions of this Sublease, Subtenant shall peaceably and quietly have, hold and enjoy exclusive possession of the Premises, all appurtenances belonging thereto, and all rights granted to Subtenant by this Sublease for the entire duration of the Term and any Extended Term without any hindrance or interference by Sublandlord or any person acting by, through or under Sublandlord or deriving rights through the Sublandlord. Notwithstanding anything to the contrary in this Sublease, Sublandlord hereby represents and covenants that promptly upon receipt of written notice from Subtenant of a violation of Subtenant’s rights to quiet enjoyment of the Premises under this Sublease, Sublandlord shall take all reasonable actions necessary to restore Subtenant’s full rights to quiet enjoyment of the Premises, as provided herein. In the event that Subtenant’s full rights have not been restored within thirty (30) days following Sublandlord’s receipt of such notice, and notwithstanding anything to the contrary in this Sublease, Subtenant shall be entitled to exercise any and all remedies permitted under this Sublease, including under Article 23 pertaining to Sublandlord’s default. Notwithstanding the foregoing, Subtenant represents and covenants that it acknowledges the nature of adjacent and nearby businesses including, without limitation, a bar and nightclub, and that the operation of such activities shall be deemed to not interfere with Subtenant’s rights pursuant to this Section 27.

28.	BANKRUPTCY. Should Subtenant make an assignment for the benefit of its creditors, or seek an order for relief under the United States Bankruptcy Code, Sublandlord, at its option, may terminate all rights of Subtenant under this Sublease, if permitted by applicable law.

29.	Subject to Sublandlord’s obligations as set forth in this Sublease, Sublandlord shall provide Subtenant written notice in the event Sublandlord assigns Sublandlord’s interest in this Sublease to another party, or in the event Prime Landlord conveys title to the Premises or assigns its interest in the Prime Lease to another party as set forth in Section 31 of the Prime Lease. Such notice shall include such party’s tax identification number and shall be accompanied by documents (including a W-9 form or similar tax documents) which evidence the assignment of interest and the effective date thereof. After receipt of such notice, Rent and other payments due and future notices to Sublandlord shall be given to the party designated therein and Subtenant shall attorn to the new sublandlord as substitute sublandlord provided that the substitute sublandlord expressly assumes in writing all of the obligations of Sublandlord under this Sublease. Should Sublandlord fail to provide the required notice or documentation, or should Subtenant be reasonably uncertain concerning the proper party to whom Rent is due, Subtenant may withhold Rent thereafter accruing until Subtenant is furnished the required notice, documentation and/or satisfactory proof as to the party entitled thereto. Subtenant shall, within thirty (30) days of receipt of request, execute for Sublandlord an estoppel certificate concerning the terms of this Sublease, in form reasonably acceptable to Subtenant, but no such request may be made of Subtenant more than two (2) times in any twelve (12) month period.

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30.	ESTOPPEL, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT.

30.1	Estoppel Certificates. Upon twenty (20) days’ prior written notice of the request, either Party will execute, acknowledge and deliver to the other Party a certificate stating:

A.	That this Sublease is unmodified, amended and/or supplemented and in full force and effect; or, if there have been modifications, that this Sublease is in full force and effect as modified, and setting forth such modifications (and Sublandlord shall provide the same certifications with respect to the Prime Lease, if requested);

B.	The dates to which Rent and other sums payable hereunder have been paid (and Sublandlord shall provide the same certification with respect to the Prime Lease, if requested); and

C.	Either that, to the knowledge of the Party, no default exists under this Sublease, or specifying each such default that exists under this Sublease, or specifying each such default of which the Party has knowledge (and Sublandlord shall provide the same certifications with respect to the Prime Lease, if requested).

Any such certificate may be relied upon as to the facts stated therein by any actual or prospective mortgagee or purchaser of the Premises from Sublandlord or any actual or prospective sublessee or assignee of Subtenant’s interest in this Sublease in connection with one of the transactions permitted or approved under Article 20. A Party shall not be obligated to update any certificate once delivered other than in response to a request of execution of a new estoppel certificate.

30.2	Subordination, Nondisturbance, and Attornment. Provided that Subtenant’s use and occupancy of the Premises shall not be disturbed and all of Subtenant’s other rights under this Sublease are fully recognized, unless Subtenant’s right of possession under this Sublease shall have been terminated in accordance with the provisions of this Sublease, Subtenant agrees that, on request of the Prime Landlord, Subtenant will in writing subordinate its rights hereunder to the lien of any mortgage or deed of trust to any bank, insurance company or other institutional lender, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereto; provided, that Subtenant’s subordination shall apply to the extent that the party who receives the benefit of the subordination (“Lender”) enters into or approves a written agreement stating that Subtenant’s right to quiet possession pursuant to this Sublease shall not be disturbed by such party so long as Subtenant pays the Rent and observes and performs all of the provisions of this Sublease and the Prime Lease.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust or other lien made by Sublandlord covering the Premises, Subtenant shall attorn to the Lender or other purchaser upon any such foreclosure or sale and recognize such Lender or other purchaser as the Sublandlord under this Sublease.

Sublandlord will cause any Lender that may provide financing to Sublandlord to record its lien interest subject to and after recordation of the Memorandum of Ground Sublease (in the form attached to the APA) evidencing this Sublease, so that this Sublease will not be subject to termination in the event of foreclosure or a deed-in-lieu of foreclosure under Lender’s loan instruments. If required by the Lender, Subtenant will enter into a subordination, non-disturbance and attornment agreement (“SNDA”) with the Lender. As between Sublandlord and Subtenant, the Parties approve the form of SNDA attached as Exhibit E to the Prime Lease; however, if the Lender requires that the SNDA be on Lender’s form, Subtenant will not unreasonably withhold approval of any commercially reasonable SNDA form of the Lender, so long as it is with an institutional lender and the SNDA form of such Lender does not materially modify or impair the rights and entitlements under this Sublease, change Subtenant’s rights to rebuild and to continue this Sublease following condemnation or casualty, or otherwise materially and detrimentally alter the approved format of the SNDA as attached to the Prime Lease. Sublandlord will use reasonable efforts to obtain the Lender’s approval of the SNDA attached to the Prime Lease. Sublandlord shall similarly provide Subtenant with executed SNDAs from any and all future mortgagees, holders of deeds of trust, and any other parties holding an interest in the Premises, no later than the date said parties obtain such an interest. Subtenant may waive these conditions precedent upon written notice to Sublandlord, although no other action by Subtenant short of such notice shall be deemed an implied waiver of Subtenant’s privileges hereunder.

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31.	FORCE MAJEURE. Except for any payment obligations under this Sublease, neither Party shall be required to perform any term, covenant or condition of this Sublease so long as such performance is delayed or prevented by force majeure, which shall mean any acts of God, strike, lockout, material or labor restriction by any Governmental Authority, civil riot, and any other cause not reasonably within the control of such Party and which by the exercise of due diligence such Party is unable, wholly or in part, to prevent or overcome. In no event shall insufficiency of funds required to perform any term, covenant or condition of this Sublease be considered to constitute force majeure; provided, however, that the COVID-19 or any other pandemic shall only be deemed a force majeure to the extent that, and for the duration of, the applicable Governmental Authority’s requirement that the Subtenant’s business be entirely ceased.

32.	LIENS.

32.1	Generally. Subtenant shall not have the right to encumber, by mortgage, deed of trust, or other security instrument, the Building or Subtenant’s rights under the Sublease as security for any debt or obligation of the Subtenant.

32.2	Sublandlord’s Lien. To the extent allowed by applicable law, to secure the payment of all Rent and Subtenant’s performance of this Sublease, Sublandlord shall have and Subtenant hereby grants to Sublandlord an express first and prior contract lien and security interest on all property (including furniture, inventory, equipment, goods, wares, improvements, chattels, merchandise and fixtures) of Subtenant which may be placed in the Premises, and also upon the proceeds of any insurance which may accrue to Subtenant by reason of the destruction or damage of any such property. Nothing herein grants or shall be deemed to grant Sublandlord a security interest in Subtenant’s marijuana business license.

Sublandlord’s security interest in Subtenant’s marijuana inventory is subject to all suitability and application requirements of the MED. Subtenant shall not remove any such property from the Premises (except in the ordinary course of business) without the written consent of Sublandlord until all arrearages in Rent shall first have been paid. Subtenant hereby waives the benefit of all exemption laws, if any, in favor of such lien and security interest. This lien and security interest are given in addition to any applicable statutory lien and is cumulative with it. If Subtenant fails to pay any Rent or other amounts payable under this Sublease or to perform any other of its obligations under this Sublease within the time specified for its payment or performance, then Sublandlord may, with or without court proceedings, enter upon the Premises and take possession of any and all property of Subtenant on the Premises without liability for trespass or conversion, and sell such property at public or private sale, so long as ten days’ notice of the time and place of sale is given by Sublandlord to Subtenant. Sublandlord or its assigns shall have the right to become the purchaser if it is the highest bidder at such sale. Alternatively, at Sublandlord’s option, the lien and security interest hereby granted may be foreclosed in the manner and form provided in Article 9 of the Colorado Uniform Commercial Code, or in the manner and form provided for a Colorado statutory Sublandlord’s lien, or in any other form provided by law. Subtenant shall, if requested by Sublandlord, execute and deliver to Sublandlord Uniform Commercial Code financing statements evidencing the lien and security interest hereby granted in form and substance reasonably satisfactory to Sublandlord. If requested by Sublandlord, Subtenant shall also execute and deliver to Sublandlord Uniform Commercial Code continuation statements in form and substance reasonably satisfactory to Sublandlord.

33.	CONFIDENTIAL INFORMATION. Sublandlord and Subtenant each covenant to the other not to disclose to any third party any Confidential Information, as defined below, provided by a Party (“Disclosing Party”) to the other Party (“Non-Disclosing Party”) without the Disclosing Party’s prior written consent; provided, however, Confidential Information from a Disclosing Party may be disclosed by the Non-Disclosing Party (a) to its employees, partners, consultants, attorneys, accountants, property managers, contractors, agents and lenders who have a reasonable need for such Confidential Information, provided that such third parties agree to maintain the confidential nature of the information, and (b) in order to comply with legal requirements, provided the Disclosing Party shall provide the Non-Disclosing Party notice prior to such disclosure. “Confidential Information” includes this Sublease and any and all information whether in oral, written or other form communicated by Subtenant to Sublandlord relating to Subtenant’s proposed development of the Premises, including, but not limited to, architectural plans, specifications, site plans and drawings (regardless of whether or not such information is labeled “confidential”). The covenants provided in this Article 33 shall survive the expiration or earlier termination of this Sublease.

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34.	BROKER’S FEES; REAL ESTATE COMMISSIONS. Each Party agrees to and does hereby indemnify and hold the other harmless from any and all fees, brokerage and other commissions or costs, including reasonable attorneys’ fees, liabilities, losses, damages, or claims which may result from any broker, agent, or finder, licensed or otherwise, claiming through, under, or by reason of the conduct of either of them, respectively, in connection with the sublease of the Premises by Subtenant.

35.	DISPUTE RESOLUTION.

35.1	Arbitration. The Parties will endeavor in good faith to informally resolve any disputes which may arise regarding this Sublease. If the Parties cannot resolve any dispute within ten (10) days of written notice of the dispute by either Party, the Parties agree to submit such disputes, controversies, claims, and matters of difference arising under or relating in any way to this Sublease, including disputes regarding arbitrability, to binding arbitration in Denver, Colorado, before a single neutral arbitrator selected by the Parties from the Judicial Arbiter Group, Inc. (JAG). In the event the Parties cannot agree upon an arbiter, the president or managing director of JAG shall appoint an arbiter from JAG, which selection shall be final and non-appealable. This agreement to arbitrate will be specifically enforceable. If the Parties cannot agree upon the procedure, schedule, or the date for the arbitration, the arbitrator will establish a reasonable procedure, schedule, and date for the arbitration. Arbitration may proceed in the absence of either Party if reasonable notice of the proceedings has been given to such Party. The Parties agree to abide by all awards rendered in such proceedings. Such awards, if any, will be final and binding on both Parties to the full extent and in the manner provided by Colorado Uniform Arbitration Act and the Colorado Rules of Civil Procedure. All awards may be filed with the clerk of one or more courts, state or federal, having jurisdiction over the Party against whom such award is rendered or such Party’s property, as a basis of judgment and of the issuance of execution for its collection. The terms and conditions of this Article 35 will not apply to a request for injunctive or other equitable relief. THE PARTIES SHALL NOT, UNDER ANY CIRCUMSTANCES, BE ENTITLED TO INCIDENTAL, CONSEQUENTIAL, PUNITIVE,EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER DAMAGES BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION, OR OTHERWISE FOR ANY DEFAULT UNDER THIS AGREEMENT.

35.2	Costs of Arbitration. In the event either Party to this Sublease takes legal action to enforce its rights under this Sublease, including, but not limited to, the submission of an issue for arbitration pursuant to this Article 35, each Party to such action will bear its own costs and expenses related to such action, and one- half (1/2) of any common costs and expenses of arbitration.

36.	ATTORNEYS’ FEES. If suit or arbitration is brought to enforce any terms, covenants or conditions of this Sublease, the Parties agree the substantially losing Party shall pay the substantially prevailing Party’s reasonable attorneys’ fees, including reasonable attorneys’ fees incurred in enforcing a judgment, which shall be fixed by the court and court costs. As used herein, the term “prevailing party” shall mean the Party, which has succeeded upon a significant issue in the litigation and achieved a material benefit with respect to the claims at issue, taken as a whole.

37.	GENERAL PROVISIONS.

37.1	Time of the Essence. Time is of the essence under this Sublease.

37.2	Governing Law. This Sublease shall be construed under and governed by the laws of the State of Colorado.

37.3	Cooperation. Sublandlord and Subtenant shall cooperate with each other during the terms of this Sublease, with such cooperation to include, without limitation, signing all documents that are reasonably required by any Governmental Authority.

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37.4	Drafting. Sublandlord and Subtenant agree that this Sublease has been drafted and negotiated by both Parties, and neither Party shall be deemed to be the draftsperson for purposes of construing provisions of this Sublease.

37.5	Complete and Binding Agreement. This Sublease, together with its schedules and exhibits, merges all prior and contemporaneous negotiations and understandings between the Parties and constitutes their complete agreement. Subject to any restrictions on assignment contained within this Sublease, this Sublease shall be binding upon and inure to the benefit of Sublandlord and its heirs, executors, administrators, successors and assigns when executed by Sublandlord; and shall be binding upon and inure to the benefit of Subtenant, its managers, members, agents, employees, successors and assigns, only if executed by a Manager of Subtenant, regardless of any written or verbal representation of any agent, manager or other employee of Subtenant to the contrary. This Sublease may only be amended by written agreement signed by Sublandlord and Subtenant.

37.6	Survival. All covenants and agreements of either Party which are intended to be performed in whole or in part after the termination of this Sublease, and all representations, warranties, and indemnities by either Party to the other under this Sublease shall remain in full force and effect and survive the termination or expiration of this Sublease.

37.7	Severability. In case any one or more of the provisions contained in this Sublease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision and this Sublease shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained within this Sublease.

37.8	Exhibits. All exhibits attached to this Sublease and referred to herein shall for all purposes be deemed to be incorporated in this Sublease by this reference.

37.9	Further Acts Each of the Parties covenants and agrees with the other, upon reasonable request from the other, from time to time, to execute and deliver such additional documents and instruments and to take such other actions as may be reasonably necessary to give effect to the provisions of this Sublease.

37.10	Attorneys’ Fees. Anything to the contrary herein notwithstanding, in the event of any litigation or agreed upon arbitration between the Parties concerning the subject matter of this Sublease, the prevailing Party in the litigation or arbitration shall be entitled to receive from the defaulting Party, in addition to the amount of any judgment or other award entered, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing Party in the litigation or arbitration.

37.11	Notices. Any and all notices or demands provided for herein shall be in writing and shall be deemed effectively given or made on the date served upon the Party to be notified personally; or three business days after being deposited in the United States mail registered or certified mail, return receipt requested, postage prepaid; or one business day after deposit or delivery to a reputable overnight courier, prepaid, receipt acknowledged, to the address of such Party set forth below or to such other address as such Party may last have designated by notice hereunder.

A.	If intended for the Sublandlord:

Smoking Gun Land Company, LLC

492 South Colorado Boulevard

Glendale, Colorado 80246

Attn: Lindsey Mintz

Email Address: Lindsey@arcanumedge.com

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With a copy, which copy shall not constitute notice, to:

Moye White LLP

1400 16th Street Mall, 6th Floor

Denver, CO 80202

Attn: Garrett Graff

Email Address: garrett.graff@moyewhite.com

B.	If intended for the Subtenant:

c/o Medicine Man Technologies, Inc.

4880 Havana Street, Suite 201

Denver, Colorado 80239

Attention: Dan Pabon

Email Address: dan@medicinemantechnologies.com

with a copy to (not constituting notice):

Perkins Coie LLP

1900 Sixteenth Street

Suite 1400

Denver, Colorado 80202

Attention: Kester Spindler

Email Address: kspindler@perkinscoie.com

Rejection or refusal to accept delivery or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice as of the date such notice was deposited in the mail or delivered to the courier.

37.12	Execution in Counterparts. This Sublease may be executed in counterparts, each of which, when so executed and delivered, shall constitute an original; but all such counterparts shall together constitute but one and the same Sublease.

37.13	No Beneficiaries. Nothing in this Sublease, expressed or implied, is intended to confer on any person, other than the Parties or their respective heirs, executors, administrators, successors, assigns and sublessees, any rights or remedies by reason of this Sublease. Except as expressly provided herein, no third parties are intended to benefit by the covenants, agreements, representations, warranties or any other terms or conditions of this Sublease.

37.14	Relationship of Parties. Subtenant and Sublandlord acknowledge and agree that the relationship established between the Parties pursuant to this Sublease is only that of Sublandlord and a Subtenant of real estate and other real and personal property as provided in this Sublease. Neither Subtenant nor Sublandlord are, nor shall either hold themselves out to be, the agent, employee, joint venturer, member, or partner of the other Party.

37.15	Calendar and Business Days. In the event any date or any period provided for in this Sublease shall end on a Saturday, Sunday or legal holiday, the applicable date or period shall be extended to the first business day following such Saturday, Sunday or legal holiday. For time computations under this Sublease, all references to days are to calendar days unless there is a specific reference to “business days”, in which event Saturdays, Sundays, or legal holidays shall not be included in the referenced time period.

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37.16	Public Announcements. No public announcement or other dissemination of information regarding this Sublease shall be released or published without the mutual consent of the Parties hereto, provided, however, that either Party may make any release or publication as may be required by applicable law, rule, regulation or order binding on the Party making the disclosure, and if such Party is so obligated, the disclosing Party will give prior notice thereof to the other Party and shall cooperate with the other Party to prepare a mutually acceptable disclosure and shall provide a copy thereof to the other, contemporaneously with the release or publication of such information.

37.17	Extensions or Forbearances by Parties; Waiver. No extension of time, forbearance, neglect or waiver on the part of Sublandlord or Subtenant with respect to any one or more of the covenants, terms or conditions of this Sublease shall be construed as a waiver of any of the other covenants, terms or conditions of this Sublease or as an estoppel against Sublandlord or Subtenant, nor shall any extension of time, forbearance or waiver on the part of Sublandlord or Subtenant, in any one or more instance or particulars be construed to be a waiver or estoppel in respect to any other instance or particular covered by this Sublease.

37.18	Time of the Essence. Time is of the essence of this Sublease and each and all of its provisions in which performance is a factor.

37.19	Reasonable Efforts to Mitigate. In the event of default by Subtenant under this Sublease, Sublandlord will use commercially reasonable efforts to mitigate its damages as provided under Colorado law.

37.20	Operation of Business; “Go Dark” Provision. Notwithstanding anything contained in this Sublease to the contrary, Subtenant is not hereby covenanting to operate a business at the Premises and shall not be obligated to keep open any business of any kind or nature whatsoever at the Premises, and may cease operations in the Premises, such cessation of business (Go Dark). At any time while Subtenant has elected to Go Dark, Subtenant will cause the Building to be lighted and secured against vandalism, and will otherwise maintain the Premises in the condition required by this Sublease and the City of Glendale, Colorado’s laws and regulations relating to abandoned buildings. In the event of an election to Go Dark, Subtenant shall remain obligated to pay all sums due hereunder and to perform all of its repair and maintenance requirements under this Sublease.

37.21	Entry and Inspection. Sublandlord shall have the right to enter the Premises:

(a) in case of emergency; (b) show the Premises to prospective or actual buyers, mortgagees, Subtenants, workmen, or contractors; and (c) when Subtenant has abandoned or surrendered the Premises. Except under (a) and (c), entry may be made only during normal business hours, and at least 24 hours prior notice to Subtenant.

37.22	Memorandum of Sublease. A memorandum of this Sublease shall be executed and recorded in the real property records of County of Arapahoe, Colorado.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties have caused this Ground Sublease Agreement to be duly executed on the dates set forth below.

SUBLANDLORD

SMOKING GUN LAND COMPANY, LLC,

a Colorado limited liability company

Date: ____________________	By:
Its:

SUBTENANT

DOUBLE BROW, LLC,

a Colorado limited liability company

BY: SCHWAZZE COLORADO, LLC,

the sole member of Double Brow, LLC

BY: MEDICINE MAN TECHNOLOGIES, INC. DBA SCHWAZZE,

the Sole Member of Schwazze Colorado, LLC

Date: ____________________	By:
Its:

26

Exhibit A: Legal Description of Premises

THAT PART OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 18, TOWNSHIP 4 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT WHICH IS 1163.5 FEET SOUTH OF THE NORTHWEST CORNER OF SECTION 18, TOWNSHIP 4 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN;

THENCE SOUTH 71 FEET;

THENCE EAST AT RIGHT ANGLES 196.47 FEET;

THENCE NORTH AT RIGHT ANGLES 71 FEET;

THENCE WEST AT RIGHT ANGLES 196.47 FEET TO THE PLACE OF BEGINNING,

EXCEPT THE RIGHT OF WAY FOR ROAD OVER THE WEST 30 FEET OF SAID TRACT;

AND THAT PART OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 18, TOWNSHIP 4 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT WHICH IS 1234.5 FEET SOUTH OF THE NORTHWEST CORNER OF SAID SECTION 18,

THENCE RUNNING EAST 198.9 FEET TO A POINT;

THENCE RUNNING SOUTH 87 ½ FEET TO A POINT;

THENCE RUNNING WEST 198.9 FEET TO A POINT;

THENCE RUNNING NORTH 87 ½ FEET TO THE POINT OF BEGINNING,

EXCEPT THE WEST 30 FEET THEREOF FOR COUNTY ROAD AND EXCEPT ANY PART THEREOF LYING WITHIN EAST VIRGINIA AVENUE; AND EXCEPT THAT PART DEEDED TO THE TOWN OF GLENDALE, A MUNICIPAL CORPORATION IN DEED RECORDED MARCH 8, 1968 IN BOOK 1749 AT PAGE 578, COUNTY OF ARAPAHOE, STATE OF COLORADO.

FURTHER DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF THE NORTHWEST 1/4, OF THE NORTHWEST 1/4, OF SECTION 18, TOWNSHIP 4 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY OF GLENDALE, COUNTY OF ARAPAHOE, STATE OF COLORADO;

THENCE S00°19’09”E, ALONG THE WEST LINE OF SAID NW 1/4, NW 1/4, A DISTANCE OF 1163.29 FEET TO A POINT;

THENCE N89°40’41”E, A DISTANCE OF 30.00 FEET TO THE EAST RIGHT OF WAY LINE OF SOUTH COLORADO BOULEVARD, BEING ALSO THE POINT OF BEGINNING;

THENCE CONTINUING N89°40’41E, A DISTANCE OF 166.47 FEET;

THENCE S00°19’19”E, A DISTANCE OF 71.00 FEET;

THENCE N89°40’41”E, A DISTANCE OF 2.43 FEET;

THENCE S00°19’19”E, A DISTANCE OF 57.06 FEET TO A POINT ON THE NORTH LINE OF PROPERTY DESCRIBED AT RECEPTION NUMBER D2009123, ARAPAHOE COUNTY RECORDS;

THENCE ALONG SAID NORTH LINE FOR THE FOLLOWING THREE (3) COURSES;

1)	N86°21’14”W, A DISTANCE OF 56.52 FEET;
2)	THENCE S89°28’44”W, A DISTANCE OF 82.42 FEET TO A POINT OF CURVATURE;
3)	THENCE ALONG THE ARC OF A TANGENT CURVE TO THE RIGHT, HAVING A RADIUS OF 30.00 FEET, A CENTRAL ANGLE OF 90°11’57”, AND AN ARC LENGTH OF 47.23 FEET TO A POINT OF TANGENT, BEING ALSO A POINT ON THE AFOREMENTIONED EAST RIGHT OF WAY LINE OF SOUTH COLORADO BOULEVARD;

THENCE N00°19’19”W, ALONG SAID EAST RIGHT OF WAY LINE A DISTANCE OF 94.44 FEET TO THE POINT OF BEGINNING.

SAID PARCEL CONTAINS 0.476 ACRES (20,734 SQUARE FEET) MORE OR LESS.

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Exhibit B: Site Plan

LEGEND
ROW/PROPERTY LINE
CENTERLINE
PROPERTY BOUNDARY
EASEMENT
PROP. WATER MAIN
PROP. WATER VALVE
PROP. FIRE HYDRANT
PROP. SANITARY SEWER MAIN
PROP. STORM DRAIN
PROP. STORM DRAIN INLET
EX. GAS MAIN
EX. WATER MAIN
EX. WATER VALVE
EX. FIRE HYDRANT
EX. SANITARY SEWERS
EX. STORM DRAIN
EX. STORM DRAIN INLET
EX. LIGHT/POWER POLE
EX. UNDERGROUND ELECTRIC
EX. OVERHEAD ELECTRIC
EX. UNDERGROUND TELEPHONE
PARKING SPACE COUNT
SPILL CURB
S COLORADO BLVD
EAST VIRGINIA AVENUE
PROPOSED BUILDING
VAN ADA PARKING
STOP SIGN (R1-1) AND RIGHT TURN ONLY SIGN (R3-5R)
STOP BAR (3M OR BETTER)
CDOT TYPE 2 CONCRETE DRIVEWAY ENTRANCE
PLACE CONTROL JOINT ALONG PROPERTY LINE FOR FUTURE COLORADO BLVD. EXPANSION
PROPOSED SIDEWALK CHASE
ADA RAMP
DEPRESSED CURB
MONUMENT SIGN
PROPOSED 6" CURB AND GUTTER
PROPOSED SIDEWALK CHASE
1.0' WIDE DEPRESSED CURB
FUTURE LOCATION OF DISTRICT SIGNAGE MONUMENT
TRANSITION TO 6' CONCRETE SIDEWALK
CITY OF GLENDALE EASEMENT
ASPHALT TO REMAIN
1.0' WIDE DEPRESSED CURB
FUTURE VIRGINIA AVE. EXPANSION (BY OTHERS)
PR. CONCRETE SIDEWALK (TYP)
PR. CONCRETE SIDEWALK (TYP)
SPILL CURB (TYP)
ASPHALT PARKING
PR. BIKE RACK
12' WIDE FUTURE DRIVE-THROUGH LANE
PR. 6" CURB AND GUTTER
TRASH ENCLOSURE W/ RAMP (SEE BUILDING PLANS)
REMOVE EX. CURB AND GUTTER
ADA RAMP
5.0' WIDE DEPRESSED CURB
POST TO BE CENTERED IN ISLAND (FIELD VERIFY)
REMOVE EX. CURB AND GUTTER
TIE INTO EX. CURB AND GUTTER
ADA RAMP
NORTH
UNCC CALL BEFORE YOU DIG
811
OR
1-800-922-1987
Utility Notification Center of Colorado

DATE	REVISION DESCRIPTION

OHLSON LAVOIE COLLABORATIVE

12SP.dwg

OLC SMOKINGGUN

OLC

BEM | BEM | OLP

Calibre

Construction Management · Civil Engineering · Surveying

THE SMOKING GUN

CONSTRUCTION DOCUMENTS

SITE PLAN

SP

3 of 6

10 APRIL 2015

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EXHIBIT F

Form of Ground Lease Sublease Memorandum

[See attached.]

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Recorded at the request of and when recorded return to:

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

Attention: Kester Spindler

APN: 1973-18-2-00-084

MEMORANDUM OF GROUND SUBLEASE AGREEMENT

This Memorandum of Ground Sublease Agreement (“Memorandum of Sublease”) is dated the day of , 2021, by and between Smoking Gun Land Company, LLC, a Colorado limited liability company (“Sublandlord”), and Double Brow LLC, a Colorado limited liability company (“Subtenant”).

1.                  SUBLEASED PREMISES. Sublandlord has subleased to subtenant the entire real property and all improvements thereon located at 492 South Colorado Boulevard, Glendale, Colorado, 80246 as legally described on Exhibit A (“Subleased Premises”), and by this reference incorporated herein pursuant to that certain Ground Sublease Agreement between Sublandlord and Subtenant of even date herewith (the “Sublease”).

2.                  OWNERSHIP OF BUILDING. Sublandlord has constructed improvements on the Subleased Premises, including, without limitation, a building with approximately one thousand seven hundred (1,700) square feet of above-ground floor area (“Building”) and twenty-four (24) certain striped parking spaces (“Parking”). Sublandlord and Subtenant are parties to that certain Asset Purchase Agreement dated         , 2021 (the “APA”) whereby Subtenant intends to purchase the Building from Sublandlord.

3.                  TERM. The initial term of the Sublease terminates on September 30, 2024, with two (2) options to extend the term of the Sublease for a period of ten (10) years each.

4.                    CONTROLLING DOCUMENT. The Sublease described in paragraph 1 above will control this Memorandum of Sublease in the event of any inconsistency between them.

5.                  PURPOSE OF MEMORANDUM. This Memorandum of Sublease is prepared for the purpose of recordation and in no way modifies the terms and conditions of the Sublease. If there is any inconsistency between the terms and conditions of the Memorandum of Sublease and the terms and conditions of the Sublease, the terms and conditions of the Sublease shall control.

6.                  COUNTERPARTS. This Memorandum of Sublease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF this Memorandum of Sublease has been signed by the parties on the day and year first above written.

	SUBLANDLORD:	SUBTENANT:
Smoking Gun Land Company, LLC, a Colorado limited liability company

Double Brow, LLC,

a Colorado limited liability company

By: Schwazze Colorado, LLC,

the sole member of Double Brow, LLC

By: Medicine Man Technologies, Inc. DBA Schwazze,

the Sole Member of Schwazze Colorado, LLC

By:		By:

	Print Name		Print Name

Its:		Its:

[Signature Page to Memorandum of Sublease]

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State of Colorado

County of

This record was acknowledged before me on      , 20 by                           as (type of authority, such as officer or trustee) of (name of party/entity on behalf of whom record was executed).

_______________________________________________________

(name of officer or agent, title of officer or agent) of (name of corporation acknowledging) a (state or place of incorporation) corporation, on behalf of the corporation.

_______________________________________________________

(Notary’s official signature)

_______________________________________________________

(Title of office)

_______________________________________________________

(Commission Expiration)

State of Colorado

County of

This record was acknowledged before me on      , 20 by                           as (type of authority, such as officer or trustee) of (name of party/entity on behalf of whom record was executed).

_______________________________________________________

(name of officer or agent, title of officer or agent) of (name of corporation acknowledging) a (state or place of incorporation) corporation, on behalf of the corporation.

_______________________________________________________

(Notary’s official signature)

_______________________________________________________

(Title of office)

_______________________________________________________

(Commission Expiration)

32

Exhibit A

LEGAL DESCRIPTION

Parcel A:

That Part of the Northwest quarter (NW1/4) of the Northwest quarter (NW1/4) of Section Eighteen (18), Township 4 South, Range 67 West of the 6th Principal Meridian, more particularly described as follows: Commencing at a point which is 1163.5 feet South of the Northwest corner of said Section 18, Township 4 South, Range 67 West of the 6th Principal Meridian, Thence South 71 feet; thence East at right angles 196.47 feet; thence North at right angles 71 feet; thence West at right angles 196.47 feet to the place of beginning, EXCEPT right- of-way for road over the West 30 feet of said tract.

Parcel B:

That Part of the Northwest quarter (NW1/4) of the Northwest quarter (NW1/4) of Section Eighteen (18), Township 4 South, Range 67 West of the 6th Principal Meridian, more particularly described as follows: Commencing at a point which is 1234.5 feet South of the Northwest Corner of said Section 18. thence running East 198.9 feet to a point; thence running South 87-1/2 feet to a point; thence running West 198.9 feet to a point; thence running North 87- 1/2 feet to the point of beginning; EXCEPT the West 30 feet thereof for County Road; Said property also described as a tract of land 87-1/2 feet wide off the South side of the West 3/4 of an acre of the following property: Commencing at a point 1163.5 feet South of the Northwest corner of said Section 18, Township 4 South, Range 67 West; thence South 158.5 feet; thence East 608.7 feet; thence North 158.5 feet; thence West 608.7 feet to the place of beginning, EXCEPT 30 feet off the West side thereof used for road purposes.

EXCEPT that parcel conveyed to the Town of Glendale in Deed recorded March 8, 1968 in Book 1749 at Page 578.

AND EXCEPT that parcel set forth in Rule and Order In Case No. 2012CV129, District Court, Arapahoe County, Colorado

County of Arapahoe, State of Colorado.

492 S Colorado Boulevard, Denver, CO 80246 APN: 1973-18-2-00-084, 035136019

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